RIDGEWOOD ORLANDO, INC.
(Mortgagor)



To

BLOOMFIELD ACCEPTANCE COMPANY, L.L.C.
(Mortgagee)



MORTGAGE, ASSIGNMENT OF LEASES AND RENTS AND
SECURITY AGREEMENT



Dated: As of June 30, 1995

   Property Location:
Ramada Inn North Orlando
2025 West State Road 434
Longwood, Florida 32779



Loan No.: 04-05-FL-0000

RECORD AND RETURN TO:

Simpson Zelenock, P.C.
260 East Brown Street
Suite 300
Birmingham, Michigan 48009 6232
Attn: Jeffrey C. Urban, Esq.

     THIS MORTGAGE, ASSIGNMENT OF LEASES AND RENTS AND SECURITY AGREEMENT (the "Mortgage"), made as of June 30, 1995, by RIDGEWOOD ORLANDO, INC., a Florida corporation, having its principal place of business at 2025 West State Road 434, Longwood, Florida 32779, ("Mortgagor"), to BLOOMFIELD ACCEPTANCE COMPANY, L.L.C., a Michigan limited liability company, having its principal place of business at Suite 100, 260 East Brown Street, Birmingham, Michigan 48009-6233 ("Mortgagee").

WITNESSETH:

    To secure the payment of an indebtedness in the original principal sum of Two Million Eight Hundred Thousand Dollars ($2,800,000), lawful money of the United States of America, to be paid with interest according to a certain mortgage note of even date herewith made by Mortgagor to Mortgagee (the mortgage note together with all extensions, renewals or modifications thereof being hereinafter collectively called the "Note") and all other sums due hereunder and under the Note (said indebtedness and interest due under the Note and all other sums due hereunder and under the Note being hereinafter collectively referred to as the "Debt"), Mortgagor has mortgaged, given, granted, bargained, sold, alienated, enfeoffed, conveyed, confirmed, warranted, pledged, assigned, and hypothecated and by these presents does hereby mortgage, give, grant, bargain, sell, alien, enfeoff, convey, confirm, warrant, pledge, assign and hypothecate unto Mortgagee each with power of sale, the real property described in Exhibit A attached hereto (the "Premises") and the buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter located thereon (the "Improvements");

    TOGETHER WITH: all right, title, interest and estate of Mortgagor now owned, or hereafter acquired, in and to the following property, rights, interests and estates (the Premises, the Improvements, and the property, rights, interests and estates hereinafter described are collectively referred to herein as the "Mortgaged Property"):

     (a) all easements, rights-of-way, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, all rights to oil, gas, minerals, coal and other substances of any kind or character, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances of any nature whatsoever, in any way belonging, relating or pertaining to the Premises and the Improvements and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road, highway, alley or avenue, opened, vacated or proposed, in front of or adjoining the Premises, to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, curtesy and rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Mortgagor of, in and to the Premises and the Improvements and every part and parcel thereof, with the appurtenances thereto;

     (b) all machinery, furniture, furnishings, equipment, computer software and hardware, fixtures (including, without limitation, all heating, air conditioning, plumbing, lighting, communications and elevator fixtures, inventory and articles of personal property and accessions thereof and renewals, replacements thereof and substitutions therefor, if any (including, but not limited to, beds, bureaus, chiffoniers, chests, chairs, desks, lamps, mirrors, bookcases, tables, rugs, carpeting, drapes, draperies, curtains, shades, venetian blinds, screens, paintings, hangings, pictures, divans, couches, luggage carts, luggage racks, stools, sofas, chinaware, linens, pillows, blankets, glassware, foodcarts, cookware, dry cleaning facilities, dining room wagons, keys or other entry systems, bars, bar fixtures, liquor and other drink dispensers, icemakers, radios, televisions sets, intercom and paging equipment, electric and electronic equipment, dictating equipment, private telephone systems, medical equipment, potted plants, heating, lighting and plumbing fixtures, fire prevention and extinguishing apparatus, cooling and air-conditioning systems, elevators, escalators, fittings, plants, apparatus, stoves, ranges, refrigerators, laundry machines, tools, machinery, engines, dynamos, motors, boilers, incinerators, switchboards, conduits, compressors, vacuum cleaning systems, floor cleaning, waxing and polishing equipment, call systems, brackets, electrical signs, bulbs, bells, ash and fuel, conveyors, cabinets, lockers, shelving, spotlighting equipment, dishwashers, garbage disposals, washers and dryers), other customary hotel equipment and other property of every kind and nature, whether tangible or intangible, whatsoever owned by Mortgagor, or in which Mortgagor has or shall have an interest, now or hereafter located upon the Premises and the Improvements, or appurtenant thereto, and usable in connection with the present or future operation and occupancy of the Premises and the Improvements and all building equipment, materials and supplies of any nature whatsoever owned by Mortgagor, or in which Mortgagor has or shall have an interest, now or hereafter located upon the Premises and the Improvements, or appurtenant thereto, or usable in connection with the present or future operation, enjoyment and occupancy of the Premises and the Improvements (hereinafter collectively referred to as the "Equipment"), including any leases of any of the foregoing, any deposits existing at any time in connection with any of the foregoing, and the proceeds of any sale or transfer of the foregoing, and the right, title and interest of Mortgagor in and to any of the Equipment that may be subject to any "security interests' as defined in the Uniform Commercial Code, as adopted and enacted by the State or States where any of the Mortgaged Property is located (the "Uniform Commercial Code"), superior in lien to the lien of this Mortgage;

     (c) all awards or payments, including interest thereon, that may heretofore and hereafter be made with respect to the Premises and the Improvements, whether from the exercise of the right of eminent domain or condemnation (including, without limitation, any transfer made in lieu of or in anticipation of the exercise of said rights), or for a change of grade, or for any other injury to or decrease in the value of the Premises and Improvements;

          (d) all leases and other agreements or arrangements heretofore or hereafter entered into affecting the use, enjoyment or occupancy of, or the conduct of any activity upon or in, the Premises and the Improvements, including any extensions, renewals, modifications or amendments thereof (hereinafter collectively referred to as the "Leases") and all rents, rent equivalents, moneys payable as damages or in lieu of rent or rent equivalents, royalties (including, without limitation, all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including, without limitation, security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Mortgagor or its agents or employees from any and all sources arising from or attributable to the Premises and the Improvements, including, without limitation, all revenues and credit card receipts collected from guest rooms, restaurants, bars, meeting rooms, banquet rooms and recreational facilities, all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of property or rendering of services by Mortgagor or any operator or manager of the hotel or the commercial space located in the Improvements or acquired from others (including, without limitation, from the rental of any office space, retail space, guest rooms or other space, halls, stores, and offices, and deposits securing reservations of such space), license, lease, sublease and concession fees and rentals, health club membership fees, food and beverage wholesale and retail sales, service charges, vending machine sales and proceeds, if any, from business interruption or other loss of income insurance (the "Rents"), together with all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Debt;

     (e) all proceeds of and any unearned premiums on any insurance policies covering the Mortgaged Property, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Mortgaged Property;

     (f) the right, in the name and on behalf of Mortgagor, to appear in and defend any action or proceeding brought with respect to the Mortgaged Property and to commence any action or proceeding to protect the interest of Mortgagee in the Mortgaged Property;

     (g) all accounts, escrows, documents, instruments, chattel paper, claims, deposits and general intangibles, as the foregoing terms are defined in the Uniform Commercial Code, and all franchises, trade names, trademarks, symbols, service marks, books, records, plans, specifications, designs, drawings, permits, consents, licenses (to the extent assignable), franchise and/or license agreements, management agreements, contract rights (including, without limitation, any contract with any architect or engineer or with any other provider of goods or services for or in connection with any construction, repair, or other work upon the Mortgaged Property), approvals, actions, refunds of real estate taxes and assessments (and any other governmental impositions related to the Mortgaged Property), and causes of action that now or hereafter relate to, are derived from or are used in connection with the Mortgaged Property, or the use, operation, maintenance, occupancy or enjoyment thereof or the conduct of any business or activities thereon (hereinafter collectively referred to as the "Intangibles");
and

     (h) all proceeds, products, offspring, rents and profits from any of the foregoing, including, without limitation, those from sale, exchange, transfer, collection, loss, damage, disposition, substitution or replacement of any of the foregoing.

     TO HAVE AND TO HOLD the above granted and described Mortgaged Property unto and to the use and benefit of Mortgagee and its successors and assigns, forever;

     PROVIDED, HOWEVER, these presents are upon the express condition that, if Mortgagor shall well and truly pay to Mortgagee the Debt at the time and in the manner provided in the Note and this Mortgage and shall well and truly abide by and comply with each and every covenant and condition set forth herein, in the Note and in the other Loan Documents (hereinafter defined) in a timely manner, these presents and the estate hereby granted shall cease, terminate and be void;

     AND Mortgagor represents and warrants to and covenants and agrees with Mortgagee as follows:

     1 . Payment of Debt and Incorporation of Covenants, Conditions and Agreements. Mortgagor shall pay the Debt at the time and in the manner provided in the Note and in this Mortgage. All the covenants, conditions and agreements contained in (i) the Note and (ii) all and any of the documents, including the Note and this Mortgage, now or hereafter executed by Mortgagor and/or others and by or in favor of Mortgagee, which evidences, secures or guarantees all or any portion of the payments due under the Note or otherwise is executed and/or delivered in connection with the Note and this Mortgage (the "Loan Documents") are hereby made a part of this Mortgage to the same extent and with the same force as if fully set forth herein. The Note is evidence of that certain loan made to the Mortgagor by the Mortgagee (the "Loan").

    2. Warranty of Title. Mortgagor warrants that Mortgagor has good, marketable and insurable title to the Mortgaged Property and has the full power, authority and right to execute, deliver and perform its obligations under this Mortgage and to encumber, mortgage, give, grant, bargain, sell, alienate, enfeoff, convey, confirm, pledge, assign and hypothecate the same and that Mortgagor possesses an unencumbered fee estate in the Premises and the Improvements and that it owns the Mortgaged Property free and clear of all liens, encumbrances and charges whatsoever except for those exceptions shown in the title insurance policy insuring the lien of this Mortgage and that this Mortgage is and will remain a valid and enforceable first lien on and security interest in the Mortgaged Property, subject only to said exceptions. Mortgagor shall forever warrant, defend and preserve such title and the validity and priority of the lien of this Mortgage and shall forever warrant and defend the same to Mortgagee against the claims of all persons whomsoever.

     3.   Insurance.

     (a) Mortgagor, at its sole cost and expense, for the mutual benefit of Mortgagor and Mortgagee, shall obtain and maintain during the entire term of this Mortgage (the "Term") policies of insurance against loss or damage by fire and lightning and against loss or damage by all other risks and hazards covered by a standard extended coverage insurance policy including, without limitation, riot and civil commotion, vandalism, malicious mischief, burglary and theft. Such insurance shall be in an amount equal to the greater of (i) the full insurable value of the Mortgaged Property, (ii)the then full replacement cost of all insurable items, portions and components of the Mortgaged Property, including all Improvements and Equipment, without deduction for physical depreciation, and (iii) such amount that the insurer would not deem Mortgagor to be a co-insurer under said policies. The policies of insurance carried in accordance with this paragraph shall be paid annually in advance and shall contain a "Replacement Cost Endorsement" with a waiver of depreciation, and shall have a deductible no greater than $25,000.00 unless so agreed by Mortgagee.

     (b) Mortgagor, at its sole cost and expense, for the mutual benefit of Mortgagor and Mortgagee, shall also obtain and maintain during the Term the following policies of insurance:

(i) Flood insurance if any part of the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Program in an amount equal to the insurable Improvements and Equipment under said program.

(ii) Earthquake insurance if any part of the Mortgaged Property is identified by the insurance industry or other experts (i.e., a professional engineer selected by and acceptable to Mortgagee) as located within an area that is a high probable earthquake area, in an amount equal to the maximum limit of coverage available with respect to the insurable Improvements and Equipment.

(iii) Insurance against loss or damage from (A) leakage of sprinkler systems and (B) explosion of steam boilers, air conditioning equipment, high pressure piping, machinery and equipment, pressure vessels or similar apparatus now or hereafter installed in the Improvements (without exclusion for explosions), in an amount at least equal to the outstanding principal amount of the Note or $2,000,000, whichever is less.

(iv) Comprehensive public liability insurance, including broad form property damage, blanket contractual and personal injuries (including death resulting therefrom) coverages and containing minimum limits per occurrence of $1,000,000 and $2,000,000 in the aggregate for any policy year. In addition, at least $10,000,000 excess and/or umbrella liability insurance shall be obtained and maintained for any and all claims, including all legal liability imposed upon Mortgagor and all court costs and attorneys' fees incurred in connection with the ownership, operation and maintenance of the Mortgaged Property.

(v) Rental loss and/or business interruption insurance in an amount equal to the greater of (A) estimated gross revenues from the operations of the Mortgaged Property for a period of 18 months or (B) the projected annual operating expenses (including debt service) for the maintenance and operation of the Mortgaged Property (and including such rental loss insurance in the event of earthquake and/or flood, where casualty insurance is required for those perils). The amount of such rental loss insurance shall be increased from time to time during the Term as and when new Leases and renewal Leases are entered into and the Rents increase or the annual estimate of (or the actual) gross revenue, as may be applicable, increases.

(vi) Worker's compensation insurance with respect to any employees of Mortgagor, as required by any governmental authority or legal requirement.

(vii) During any period of repair or restoration, builder's
     "all risk" insurance in an amount equal to not less than the full insurable value of the Mortgaged Property against such risks (including, without limitation, fire and extended coverage and collapse of the Improvements to agreed limits) as Mortgagee may request, in form and substance acceptable to Mortgagee.

(viii) If the Mortgaged Property is or becomes a "non-conforming use" under applicable zoning and building ordinances, ordinance or law coverage to compensate for the cost of demolition after an insured casualty and for the increased cost of construction in connection with the repair or restoration of the Mortgaged Property thereafter.

(ix) Sinkhole and mine subsidence insurance shall be obtained and maintained, in an amount up to the full principal balance of the Loan as determined by Mortgagee in the exercise of its sole discretion, if in the opinion of a professional engineer, selected by and acceptable to Mortgagee, there is a foreseeable risk of loss due to the perils customarily insured by that coverage.

(x) Such other insurance as may from time to time be reasonably required by Mortgagee in order to protect its interests.

     (c) All policies of insurance (the "Policies") required pursuant to this paragraph: (i) shall be issued by companies approved by Mortgagee and licensed to do business in the state where the Mortgaged Property is located, with a claims paying ability rating of "AA" or better by Standard & Poor's Ratings Group or a rating of "A:X" or better in the current Best's Insurance Reports; (ii) shall name Mortgagee and successors and/or assigns as their interests may appear as the mortgagee; (iii) shall contain a Non-Contributory Standard Mortgagee Clause and a Lender's Loss Payable Endorsement (Form 438 BFU NS), or their equivalents, naming Mortgagee as the person to which all payments made by such insurance company shall be paid;
(iv) shall contain a waiver of subrogation against Mortgagee; (v) shall be maintained throughout the Term without cost to Mortgagee;
(vi) shall be assigned and the originals delivered to Mortgagee;
(vii) shall contain such provisions as Mortgagee deems reasonably necessary or desirable to protect its interest including, without limitation, endorsements providing that neither Mortgagor, Mortgagee nor any other party shall be a co-insurer under said Policies and that Mortgagee shall receive at least thirty (30) days prior written notice of any modification, reduction or cancellation; and (viii) shall be satisfactory in form and substance to Mortgagee and shall be approved by Mortgagee as to amounts, form, risk coverage, deductibles, loss payees and insureds. Mortgagor shall pay the premiums for such Policies (the "Insurance Premiums") as the same become due and payable and shall furnish to Mortgagee evidence of the renewal of each of the Policies with receipts for the payment of the Insurance Premiums or other evidence of such payment reasonably satisfactory to Mortgagee (provided, however, that Mortgagor is not required to furnish such evidence of payment to Mortgagee in the event that such Insurance Premiums have been paid by Mortgagee pursuant to Paragraph 5 hereof). If Mortgagor does not furnish such evidence and receipts at least thirty (30) days prior to the expiration of any expiring Policy, then Mortgagee may procure, but shall not be obligated to procure, such insurance and pay the Insurance Premiums therefor, and Mortgagor agrees to reimburse Mortgagee for the cost of such Insurance Premiums promptly on demand. Within thirty (30) days after request by Mortgagee, Mortgagor shall obtain such increases in the amounts of coverage required hereunder as may be reasonably requested by Mortgagee, taking into consideration changes in the value of money over time, changes in liability laws, changes in prudent customs and practices, and the like.

     (d) If the Mortgaged Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (an "Insured Casualty"), Mortgagor shall give prompt notice thereof to Mortgagee. Following the occurrence of an Insured Casualty, Mortgagor, regardless of whether insurance proceeds are available, shall promptly proceed to restore, repair, replace or rebuild the same to be of at least equal value and of substantially the same character as prior to such damage or destruction, all to be effected in accordance with applicable law. The expenses incurred by Mortgagee in the adjustment and collection of insurance proceeds shall become part of the Debt and be secured hereby and shall be reimbursed by Mortgagor to Mortgagee upon demand.

     (e) In case of loss or damages covered by any of the Policies, the following provisions shall apply:

(i) In the event of an Insured Casualty that does not exceed $100,000.00, Mortgagor may settle and adjust any claim without the consent of Mortgagee and agree with the insurance company or companies on the amount to be paid upon the loss; provided that such adjustment is carried out in a competent and timely manner. In such case Mortgagor is hereby authorized to collect and receipt for any such insurance proceeds.

(ii) In the event an Insured Casualty shall exceed $100,000.00, then and in that event, Mortgagee may settle and adjust any claim without the consent of Mortgagor and agree with the insurance company or companies on the amount to be paid on the loss and the proceeds of any such policy shall be due and payable solely to Mortgagee and held in escrow by Mortgagee in accordance with the terms of this Mortgage.

(iii)In the event of an Insured Casualty where the loss is in an aggregate amount less than twenty-five percent (25%) of the original principal balance of the Note, and if, in the reasonable judgment of Mortgagee, the Mortgaged Property can be restored within six (6) months (and prior to the maturity of the Note) to an economic unit not less valuable (including an assessment of the impact of the termination of any Leases due to such Insured Casualty) and not less useful than the same was prior to the Insured Casualty, and after such restoration will adequately secure the outstanding balance of the Debt, then, if no Event of Default (as hereinafter defined) shall have occurred and be then continuing, the proceeds of insurance (after reimbursement of any expenses incurred by Mortgagee) shall be applied to reimburse Mortgagor for the cost of restoring, repairing, replacing or rebuilding the Mortgaged Property or part thereof subject to the Insured Casualty, in the manner set forth below. Mortgagor hereby covenants and agrees to commence and diligently to prosecute such restoring, repairing, replacing or rebuilding; provided always, that Mortgagor shall pay all costs (and if required by Mortgagee, Mortgagor shall deposit the total thereof with Mortgagee in advance) of such restoring, repairing, replacing or rebuilding in excess of the net proceeds of insurance made available pursuant to the terms hereof.

(iv) Except as provided above, the proceeds of insurance collected upon any Insured Casualty shall, at the option of Mortgagee in its sole discretion, be applied to the payment of the Debt or applied to reimburse Mortgagor for the cost of restoring, repairing, replacing or rebuilding the Mortgaged Property or part thereof subject to the Insured Casualty, in the manner set forth below. Any such application to the Debt shall be without any prepayment consideration except that if an Event of Default, or an event with notice and/or the passage of time would constitute an Event of Default, has occurred then the Mortgagor shall pay to Mortgagee an additional amount equal to the Yield Maintenance Premium (hereinafter defined), if any, that would be required under Paragraph .57 hereof if a Defeasance Deposit (hereinafter defined) was to be made by Mortgagor. Any such application to the Debt shall be applied to those payments of principal and interest last due under the Note and shall not postpone or reduce any payments otherwise required pursuant to the Note other than such last due payments.

(v) In the event Mortgagor is entitled to reimbursement out of insurance proceeds held by Mortgagee, such proceeds shall be disbursed from time to time upon Mortgagee being furnished with (1) evidence satisfactory to it of the estimated cost of completion of the restoration, repair, replacement and rebuilding, (2) funds or, at Mortgagee's option, assurances satisfactory to Mortgagee that such funds are available, sufficient in addition to the proceeds of insurance to complete the proposed restoration, repair, replacement and rebuilding, and (3) such architect's certificates, waivers of lien, contractor's sworn statements, title insurance endorsements, bonds, plats of survey and such other evidences of cost, payment and performance as Mortgagee may reasonably require and approve. Mortgagee may, in any event, require that all plans and specifications for such restoration, repair, replacement and rebuilding be submitted to and approved by Mortgagee prior to commencement of work. No payment made prior to the final completion of the restoration, repair, replacement and rebuilding shall exceed ninety percent (90%) of the value of the work performed from time to time; funds other than proceeds of insurance shall be disbursed prior to disbursement of such proceeds; and at all times, the undisbursed balance of such proceeds remaining in the hands of Mortgagee, together with funds deposited for that purpose or irrevocably committed to the satisfaction of Mortgagee by or on behalf of Mortgagor for that purpose, shall be at least sufficient in the reasonable judgment of Mortgagee to pay for the cost of completion of the restoration, repair, replacement or rebuilding, free and clear of all liens or claims for lien. Any surplus which may remain out of insurance proceeds held by Mortgagee after payment of such costs of restoration, repair, replacement or rebuilding shall be paid to any party entitled thereto.

     4. Payment of Taxes, Etc. Mortgagor shall pay all taxes, assessments, water rates and sewer rents, now or hereafter levied or assessed or imposed against the Mortgaged Property or any part thereof (the "Taxes") and all ground rents, maintenance charges, other impositions, and other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Premises, now or hereafter levied or assessed or imposed against the Mortgaged Property or any part thereof (the "Other Charges") as the same become due and payable. Mortgagor will deliver to Mortgagee receipts for payment or other evidence satisfactory to Mortgagee that the Taxes and Other Charges have been so paid or are not then delinquent no later than thirty (30) days prior to the date on which the Taxes and/or Other Charges would otherwise be delinquent if not paid. Mortgagor shall not suffer and shall promptly cause to be paid and discharged any lien or charge whatsoever which may be or become a lien or charge against the Mortgaged Property, and shall promptly pay for all utility services provided to the Mortgaged Property. Mortgagor shall furnish to Mortgagee receipts for the payment of the Taxes and the Other Charges prior to the date the same shall become delinquent (provided, however, that Mortgagor is not required to furnish such receipts for payment of Taxes in the event that such Taxes have been paid by Mortgagee pursuant to Paragraph 5 hereof).

     5. Tax and Insurance Escrow Fund. Mortgagor shall pay to Mortgages on the first day of each calendar month (a) one-twelfth of the Taxes that Mortgagee estimates will be payable during the next ensuing twelve (12) months in order to accumulate with Mortgagee sufficient funds to pay all such Taxes at least thirty (30) days prior to their respective due dates, and (b) one-twelfth of the Insurance Premiums that Mortgagee estimates will be payable for the renewal of the coverage afforded by the Policies upon the expiration thereof in order to accumulate with Mortgagee sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies (said amounts in (a) and (b) above hereinafter called the "Tax and Insurance Escrow Fund"). The Tax and Insurance Escrow Fund and the payments of interest or principal or both, payable pursuant to the Note, shall be added together and shall be paid as an aggregate sum by Mortgagor to Mortgagee. Mortgagor hereby pledges to Mortgagee and grants to Mortgagee a security interest in any and all monies now or hereafter deposited in the Tax and Insurance Escrow Fund as additional security for the payment of the Debt. Mortgagee will apply the Tax and Insurance Escrow Fund to payments of Taxes and Insurance Premiums required to be made by Mortgagor pursuant to Paragraphs 3 and 4 hereof. In making any payment relating to the Tax and Insurance Escrow Fund, Mortgagee may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) or insurer or agent (with respect to Insurance Premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If the amount of the Tax and Insurance Escrow Fund shall exceed the amounts due for Taxes and Insurance Premiums pursuant to Paragraphs 3 and 4 hereof, Mortgagee shall, in its sole discretion, return any excess to Mortgagor or credit such excess against future payments to be made to the Tax and Insurance Escrow Fund. In allocating such excess, Mortgagee may deal with the person shown on the records of Mortgagee to be the owner of the Mortgaged Property. If at any time Mortgagee determines that the Tax and Insurance Escrow Fund is not or will not be sufficient to pay the items set forth in (a) and (b) above, Mortgagee shall notify Mortgagor of such determination and Mortgagor shall increase its monthly payments to Mortgagee by the amount that Mortgagee estimates is sufficient to make up the deficiency at least thirty (30) days prior to delinquency of the Taxes and/or expiration of the Policies, as the case may be. Upon the occurrence of an Event of Default, Mortgagee may apply any sums then present in the Tax and Insurance Escrow Fund to the payment of the Debt in any order in its sole discretion. Until expended or applied as above provided, any amounts in the Tax and Insurance Escrow Fund shall constitute additional security for the Debt. The Tax and Insurance Escrow Fund shall not constitute a trust fund and may be commingled with other monies held by Mortgagee. No earnings or interest on the Tax and Insurance Escrow Fund shall be payable to Mortgagor. If Mortgagee so elects at any time, Mortgagor shall provide, at Mortgagor's expense, a tax service contract for the Term issued by a tax reporting agency acceptable to Mortgagee. If Mortgagee does not so elect, Mortgagor shall reimburse Mortgagee for the cost of making annual tax searches throughout the Term.

     6. Replacement Escrow Fund. Mortgagor shall pay to Mortgagee on the first day of each calendar month one-twelfth of four percent (4%) of the total revenues of Mortgagor arising out of or in connection with the Mortgaged Property during the preceding calendar year as the amount estimated by Mortgagee in its sole discretion to be due for replacements and capital repairs and repairs and replacements to furniture, fixtures and equipment required to be made to the Mortgaged Property during each calendar year (the "Replacement Escrow Fund"). Mortgagor hereby pledges to Mortgagee any and all monies now or hereafter deposited in the Replacement Escrow Fund as additional security for the payment of the Debt. Mortgagee may reassess its estimate of the amount necessary for the Replacement Escrow Fund from time to time in its sole discretion, and may adjust the monthly amounts required to be deposited into the Replacement Escrow Fund upon thirty (30) days notice to Mortgagor. Mortgagee shall make disbursements from the Replacement Escrow Fund as requested by Mortgagor, and approved by Mortgagee in its sole discretion, on a quarterly basis in increments of no less than $5,000.00 upon delivery by Mortgagor of Mortgagee's standard form of draw request accompanied by copies of paid invoices for the amounts requested and, if required by Mortgagee, lien waivers and releases from all parties furnishing materials and/or services in connection with the requested payment.
Mortgagee may require an inspection of the Mortgaged Property at Mortgagor's expense prior to making a quarterly disbursement in order to verify completion of replacements and repairs for which reimbursement is sought.
The Replacement Escrow Fund shall be held in an interest bearing account in Mortgagee's name at a financial institution selected by Mortgagee in its sole discretion and subject to an administrative fee determined by Mortgagee in its sole discretion. Upon the occurrence of an Event of Default, Mortgagee may apply any sums then present in the Replacement Escrow Fund to the payment of the Debt in any order in its sole discretion. Until expended or applied as above provided, the Replacement Escrow Fund shall constitute additional security for the Debt. The Replacement Escrow Fund shall not constitute a trust fund and may be commingled with other monies held by Mortgagee. All earnings or interest on the Replacement Escrow Fund shall be and become part of such Replacement Escrow Fund and shall be disbursed as provided in this paragraph.

     7. Condemnation. Mortgagor shall promptly give Mortgagee written notice of the actual or threatened commencement of any condemnation or eminent domain proceeding (a "Condemnation") and shall deliver to Mortgagee copies of any and all papers served in connection with such Condemnation. Following the occurrence of a Condemnation, Mortgagor, regardless of whether an Award (hereinafter defined) is available, shall promptly proceed to restore, repair, replace or rebuild the same to the extent practicable to be of at least equal value and of substantially the same character as prior to such Condemnation, all to be effected in accordance with applicable law.

     (a) Mortgagee is hereby irrevocably appointed as Mortgagor's attorney-in-fact, coupled with an interest, with exclusive power to collect, receive and retain any award or payment ("Award") for any taking accomplished through a Condemnation (a "Taking") and to make any compromise or settlement in connection with such Condemnation, subject to the provisions of this Mortgage. Notwithstanding any Taking by any public or quasi-public authority (including, without limitation, any transfer made in lieu of or in anticipation of such a Taking), Mortgagor shall continue to pay the Debt at the time and in the manner provided for in the Note, in this Mortgage and the other Loan Documents and the Debt shall not be reduced unless and until any Award shall have been actually received and applied by Mortgagee to expenses of collecting the Award and to discharge of the Debt. Mortgagee shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided in the Note. Mortgagor shall cause any Award that is payable to Mortgagor to be paid directly to Mortgagee.

          (b) In the event of any Condemnation where the Award is in an aggregate amount less than fifteen percent (15%) of the original principal balance of the Note, and if, in the reasonable judgment of Mortgagee, the Mortgaged Property can be restored within six (6) months (and prior to maturity of the Note) to an economic unit not less valuable (including an assessment of the impact of the termination of any Leases due to such Condemnation) and not less useful than the same was prior to the Condemnation, and after such restoration will adequately secure the outstanding balance of the Debt, then, if no Event of Default shall have occurred and be then continuing, the proceeds of the Award (after reimbursement of any expenses incurred by Mortgagee) shall be applied to reimburse Mortgagor for the cost of restoring, repairing, replacing or rebuilding the Mortgaged Property or part thereof subject to Condemnation, in the manner set forth below. Mortgagor hereby covenants and agrees to commence and diligently to prosecute such restoring, repairing, replacing or rebuilding; provided always, that Mortgagor shall pay all costs (and if required by Mortgagee, Mortgagor shall deposit the total thereof with Mortgagee in advance) of such restoring, repairing, replacing or rebuilding in excess of the Award made available pursuant to the terms hereof.

     (c) Except as provided above, the Award collected upon any Condemnation shall, at the option of Mortgagee in its sole discretion, be applied to the payment of the Debt or applied to reimburse Mortgagor for the cost of restoring, repairing, replacing or rebuilding the Mortgaged Property or part thereof subject to the Condemnation, in the manner set forth below. Any such application to the Debt shall be without any prepayment consideration except that if an Event of Default, or an event with notice and/or the passage of time would constitute an Event of Default, has occurred then the Mortgagor shall pay to Mortgagee an additional amount equal to the Yield Maintenance Premium, if any, that would be required under Paragraph 57 hereof if a Defeasance Deposit was to be made by Mortgagor. Any such application to the Debt shall be applied to those payments of principal and interest last due under the Note and shall not postpone or reduce any payments otherwise required pursuant to the Note other than such last due payments. If the Mortgaged Property is sold, through foreclosure or otherwise, prior to the receipt by Mortgagee of such Award, Mortgagee shall have the right, whether or not a deficiency judgment on the Note shall be recoverable or shall have been sought, recovered or denied, to receive all or a portion of said Award sufficient to pay the Debt.

     (d) In the event Mortgagor is entitled to reimbursement out of the Award received by Mortgagee, such proceeds shall be disbursed from time to time upon Mortgagee being furnished with (1) evidence satisfactory to it of the estimated cost of completion of the restoration, repair, replacement and rebuilding resulting from such Condemnation, (2) funds, or, at Mortgagee's option, assurances satisfactory to Mortgagee that such funds are available, sufficient in addition to the proceeds of the Award to complete the proposed restoration, repair, replacement and rebuilding, and (3) such architect's certificates, waivers of lien, contractor's sworn statements, title insurance endorsements, bonds, plats of survey and such other evidences of costs, payment and performance as Mortgagee may reasonably require and approve; and Mortgagee may, in any event, require that all plans and specifications for such restoration, repair, replacement and rebuilding be submitted to and approved by Mortgagee prior to commencement of work. No payment made prior to the final completion of the restoration, repair, replacement and rebuilding shall exceed ninety percent (90%) of the value of the work performed from time to time; funds other than proceeds of the Award shall be disbursed prior to disbursement of such proceeds; and at all times, the undisbursed balance of such proceeds remaining in the hands of Mortgagee, together with funds deposited for that purpose or irrevocably committed to the satisfaction of Mortgagee by or on behalf of Mortgagor for that purpose, shall be at least sufficient in the reasonable judgment of Mortgagee to pay for the costs of completion of the restoration, repair, replacement or rebuilding, free and clear of all liens or claims for lien. Any surplus which may remain out of the Award received by Mortgagee after payment of such costs of restoration, repair, replacement or rebuilding shall, in the sole and absolute discretion of Mortgagee, be retained by Mortgagee and applied to payment of the Debt.

     8.   Leases and Rents.

          (a) Mortgagor does hereby absolutely and unconditionally assign to Mortgagee, all Mortgagor's right, title and interest in all current and future Leases and Rents, it being intended by Mortgagor that this assignment constitutes a present, absolute assignment and not an assignment for additional security only. Such assignment to Mortgagee shall not be construed to bind Mortgagee to the performance of any of the covenants, conditions or provisions contained in any such Lease or otherwise impose any obligation upon Mortgagee. Mortgagor agrees to execute and deliver to Mortgagee such additional instruments, in form and substance satisfactory to Mortgagee, as may hereafter be requested by Mortgagee to further evidence and confirm such assignment. Nevertheless, subject to the terms of this paragraph, Mortgagee grants to Mortgagor a revocable license to operate and manage the Mortgaged Property and to collect the Rents. Mortgagor shall hold the Rents, or a portion thereof, sufficient to discharge all current sums due on the Debt, in trust for the benefit of Mortgagee for use in the payment of such sums. Upon an Event of Default, and without the need for notice or demand, the license granted to Mortgagor herein shall automatically be revoked, and Mortgagee shall immediately be entitled to possession of all Rents, whether or not Mortgagee enters upon or takes control of the Mortgaged Property. Mortgagee is hereby granted and assigned by Mortgagor the right, at its option, upon revocation of the license granted herein, to enter upon the Mortgaged Property in person, by agent or by court appointed receiver to collect the Rents. Any Rents collected after the revocation of the license may be applied toward payment of the Debt in such priority and proportions as Mortgagee in its sole discretion shall deem proper.

     (b) All Leases shall be written on the standard form of lease which has been approved by Mortgagee. Upon request, Mortgagor shall furnish Mortgagee with executed copies of all Leases. No material changes may be made to the Mortgagee approved standard lease without the prior written consent of Mortgagee. All Leases shall provide that they are subordinate to this Mortgage and that the tenant agrees to attorn to Mortgagee. Unless otherwise approved by Mortgagee, each Lease shall contain a provision requiring continuous operations of tenant's business on the premises. None of the Leases shall contain any option to purchase, any right of first refusal to lease or purchase, any right to terminate the lease term (except in the event of the destruction of all or substantially all of the Mortgaged Property), any nondisturbance or similar recognition agreement or any other similar provisions which adversely affect the Mortgaged Property or which might adversely affect the rights of any holder of the Mortgaged Loan without the prior written consent of Mortgagee. Each tenant shall conduct business only in that portion of the Mortgaged Property covered by its lease. Upon request, Mortgagor shall furnish Mortgagee with executed copies of all Leases.

     (c) Mortgagor (i) shall observe and perform all the obligations imposed upon the lessor under the Leases and shall not do or permit to be done anything to impair the value of the Leases as security for the Debt; (ii) shall promptly send copies to Mortgagee of all notices of material default by Mortgagor which Mortgagor shall receive with respect to any Leases; (iii) shall not collect any of the Rents more than one (1) month in advance; (iv) shall not execute any other assignment of the lessor's interest in the Leases or the Rents; (v) shall deliver to Mortgagee, upon request, tenant estoppel certificates from each commercial tenant at the Mortgaged Property, in form and substance reasonably satisfactory to Mortgagee, provided that Mortgagor shall not be required to deliver such certificates more frequently than two
(2) times in any calendar year; and (vi) shall execute and deliver at the request of Mortgagee all such further assurances, confirmations and assignments in connection with the Mortgaged Property as Mortgagee shall from time to time require. Upon request by Mortgagee after an Event of Default, Mortgagor shall promptly send copies to Mortgagee of all notices of default which Mortgagor shall send under the Leases. Except to the extent Mortgagor is acting in the ordinary course of business as a prudent operator of property similar to the Mortgaged Property, Mortgagor (A) shall enforce all of the terms, covenants and conditions contained in the Leases upon the part of the tenant thereunder to be observed or performed, short of termination thereof; (B) shall not alter, modify or change the terms of the Leases in any material respect without the prior written consent of Mortgagee; (C) shall not convey or transfer or suffer or permit a conveyance or transfer of the Mortgaged Property or of any interest therein so as to effect a merger of the estates and rights of, or a termination or diminution of the obligations of, tenants under the Leases; (D) shall not consent to any assignment of or subletting under the Leases not in accordance with their terms, without the prior written consent of Mortgagee; and (E) shall not cancel or terminate the Leases or accept a surrender thereof, except if a tenant is in default thereunder; provided, however, that any Lease may be canceled if at the time of the cancellation thereof a new Lease is entered into on substantially the same terms or more favorable terms as the canceled Lease.

     (d) Mortgagor, as the lessor thereunder, may enter into proposed lease renewals and new leases without the prior written consent of Mortgagee if such proposed Lease or extension: (i) is not for greater than or equal to 1 0,000 square feet of the net rentable area of the Mortgaged Property, or greater than or equal to ten percent (10%) of the total net rentable area of the Mortgaged Property; (ii) shall have an initial term of not less than three (3) years or greater than ten (1 0) years; (iii) shall provide for rental rates comparable to existing local market rates and shall be an arms length transaction; (iv) shall not contain any options for renewal or expansion by the tenant thereunder at rental rates which are either below comparable market levels or less than the rental rates paid by the tenant during the initial lease term; (v) shall be to a tenant which is experienced, creditworthy and reputable; (vi) shall provide that it is subordinate to this Mortgage and that the tenant thereunder agrees to attorn to Mortgagee; and
(vii) shall comply with the provisions of subparagraph (b), above. Mortgagor may enter into a proposed lease which does not satisfy all of the conditions set forth in clauses (i) through (vii) immediately above, provided Mortgagee consents in writing to such proposed lease, such consent not to be unreasonably withheld or delayed. Mortgagor expressly understands that any and all proposed leases are included in the definition of "Lease" or "Leases" as such terms may be used throughout this Mortgage, the Note and the other Loan Documents.

     (e) All security deposits of tenants, whether held in cash or any other form, shall not be commingled with any other funds of Mortgagor and, if cash, shall be deposited by Mortgagor at such commercial or savings bank or banks as may be reasonably satisfactory to Mortgagee. Notwithstanding the foregoing, security deposits of tenants which are received by Mortgagor in cash may be commingled with other funds of Mortgagor if (i) permitted by law and (ii) a bond for the full amount thereof is posted in accordance with the provisions of law and the following provisions of this subparagraph (d). Any bond or other instrument which Mortgagor is permitted to hold in lieu of cash security deposits under any applicable legal requirements shall be maintained in full force and effect in the full amount of such deposits unless replaced by cash deposits as hereinabove described, shall be issued by an institution reasonably satisfactory to Mortgagee, shall, if permitted pursuant to any legal requirements, name Mortgagee as payee or mortgagee thereunder (or at Mortgagee's option, be fully assignable to Mortgagee) and shall, in all respects, comply with any applicable legal requirements and otherwise be reasonably satisfactory to Mortgagee. Mortgagor shall, upon request, provide Mortgagee with evidence reasonably satisfactory to Mortgagee of Mortgagor's compliance with the foregoing. Following the occurrence and during the continuance of any Event of Default, Mortgagor shall, upon Mortgagee's request, if permitted by any applicable legal requirements, turn over to Mortgagee the security deposits (and any interest theretofore earned thereon) with respect to all or any portion of the Mortgaged Property, to be held by Mortgagee subject to the terms of the Leases.

9. Representations and Covenants Concerning Loan. Mortgagor represents, warrants and covenants as follows:

     (a) The Note, this Mortgage and the other Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor would the operation of any of the terms of the Note, this Mortgage and the other Loan Documents, or the exercise of any right thereunder, render this Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury.

     (b) All certifications, permits, licenses and approvals, including, without limitation, certificates of completion and occupancy permits required for the legal use, occupancy and operation of the Mortgaged Property as a hotel (collectively, the "Licenses"), have been obtained and are in full force and effect (including, without limitation, any applicable liquor license). The Mortgagor shall keep and maintain all licenses necessary for the operation of the Mortgaged Property as a hotel. The Mortgaged Property is free of material damage and is in good repair, and there is no proceeding pending for the total or partial condemnation of, or affecting, the Mortgaged Property.

     (c) All of the Improvements which were included in determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property, and no easements or other encumbrances upon the Premises encroach upon any of the Improvements, so as to affect the value or marketability of the Mortgaged Property except those which are insured against by title insurance. All of the Improvements comply with all material requirements of any applicable zoning and subdivision laws and ordinances.

     (d) The Mortgaged Property is not subject to any Leases other than the Leases described in the rent roll delivered to Mortgagee in connection with this Mortgage. No person has any possessory interest in the Mortgaged Property or right to occupy the same except under and pursuant to the provisions of the Leases, The current Leases are in full force and effect and there are no defaults thereunder by Mortgagor or (to Mortgagor's knowledge) by any tenant thereunder, and there are no conditions which, with the giving of notice, the passage of time, or both, would constitute defaults thereunder by Mortgagor or (to Mortgagor's knowledge) by any tenant thereunder.

     (e) The survey of the Mortgaged Property delivered to Mortgagee in connection with this Mortgage, has been performed by a duly licensed surveyor or registered professional engineer in the jurisdiction in which the Mortgaged Property is situated, and does not fail to reflect any material matter affecting the Mortgaged Property or the title thereto.

     (f) The Mortgaged Property is and shall at all times remain in compliance with all statutes, ordinances, regulations and other governmental or quasigovernmental requirements and private covenants now or hereafter relating to the ownership, construction, use or operation of the Mortgaged Property, but Mortgagor, upon providing Mortgagee with security satisfactory to the Mortgagee in its sole discretion, may proceed diligently and in good faith to contest the validity or applicability of any such statute, ordinance, regulation or requirement.

          (g) There has not been committed by Mortgagor (or any Person affiliated with Mortgagor, including any Person managing the Mortgaged Property, or to Mortgagor's knowledge any other Person in occupancy of the Mortgaged Property) any act or omission affording the Federal government or any state or local government the right of forfeiture as against the Mortgaged Property or any part thereof or any monies paid in performance of Mortgagor's obligations under any of the Loan Documents. Mortgagor hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording such right of forfeiture.

     (h) The License Agreement dated December 29, 1993 (the "License Agreement"), between Mortgagor and Ramada Franchise Systems, Inc., pursuant to which Mortgagor has the right to operate the hotel located on the Mortgaged Property under a name and/or hotel system controlled by such franchisor, is in full force and effect and there is no default, breach or violation existing thereunder by any party thereto and no event has occurred (other than payments due but not yet delinquent) that, with the passage of time or the giving of notice. or both, would constitute a default, breach or violation by any party thereunder.

     (i) The Hotel Management Agreement dated June 29, 1995 (the "Management Agreement"), between Mortgagor and Ridgewood Properties, Inc., pursuant to which such hotel manager operates the Mortgaged Property as a hotel, is in full force and effect and there is no default, breach or violation existing thereunder by any party thereto and no event has occurred (other than payments due but not yet delinquent) that, with the passage of time or the giving of notice, or both, would constitute a default, breach or violation by any party thereunder.

    (j) Neither the execution and delivery of the Loan Documents, the Mortgagor's performance thereunder, the recordation of this Mortgage, nor the exercise of any remedies by Mortgagee, will adversely affect Mortgagor's rights under the License Agreement, the Management Agreement, or any of the Licenses.

10. Single Purpose Entity/Separateness. Mortgagor represents, warrants and covenants as follows:

     (a) Mortgagor does not own and will not own any encumbered asset or property other than (i) the Mortgaged Property, and (ii) incidental personal property necessary for the ownership or operation of the Mortgaged Property.

     (b) Mortgagor will not engage in any business other than the ownership, management and operation of the Mortgaged Property and Mortgagor will conduct and operate its business as presently conducted and operated.

     (c) Mortgagor will not enter into any contract or agreement with any affiliate of the Mortgagor, any constituent party of Mortgagor, any guarantor (a "Guarantor") of the Debt or any part thereof or any affiliate of any constituent party or Guarantor, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any such party.

     (d) Mortgagor has not incurred and will not incur any indebtedness, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than (i) the Debt, (ii) trade and operational debt incurred in the ordinary course of business with trade creditors and in amounts as are normal and reasonable under the circumstances, and (iii) debt incurred in the financing of equipment and other personal property used on the Premises. No indebtedness other than the Debt may be secured (subordinate or @pari passu) by the Mortgaged Property.

     (e) Mortgagor has not made and will not make any loans or advances to any third party (including any affiliate or constituent party, any Guarantor or any affiliate of any constituent party or Guarantor).

     (f) Mortgagor is and will remain solvent and Mortgagor will pay its debts and liabilities (including employment and overhead expenses) from its assets as the same shall become due.

     (g) Mortgagor has done or caused to be done and will do all things necessary to observe corporate formalities and preserve its existence, and Mortgagor will not, nor will Mortgagor permit any constituent party or Guarantor to amend, modify or otherwise change the partnership certificate, partnership agreement, articles of incorporation and bylaws, trust or other organizational documents of Mortgagor or such constituent party or Guarantor in a manner which would adversely affect the Mortgagor's existence as a single purpose entity.

     (h) Mortgagor will maintain books and records and bank accounts separate from those of its affiliates and any constituent party and Mortgagor will file its own tax returns.

     (i) Mortgagor will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any affiliate of Mortgagor, any constituent party of Mortgagor, any Guarantor or any affiliate of any constituent party or Guarantor), and shall maintain and utilize separate stationery, invoices and checks.

     (j) Mortgagor will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.

     (k) Neither Mortgagor nor any constituent party will seek the dissolution or winding up, in whole or in part, of the Mortgagor.

     (l) Mortgagor will not commingle the funds and other assets of Mortgagor with those of any affiliate or constituent party, any Guarantor, or any affiliate of any constituent party or Guarantor, or any other person.

     (m) Mortgagor has and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any affiliate or constituent party, any Guarantor, or any affiliate of any constituent party or Guarantor, or any other person.

     (n) Mortgagor does not and will not hold itself out to be responsible for the debts or obligations of any other person.

     11. Maintenance of Mortgaged Property. Mortgagor shall cause the Mortgaged Property to be maintained in a good and safe condition and repair. The Improvements and the Equipment shall not be removed, demolished or materially altered (except for normal replacement of the Equipment) without the consent of Mortgagee. Mortgagor shall promptly comply with all laws, orders and ordinances affecting the Mortgaged Property, or the use thereof. Mortgagor shall promptly repair, replace or rebuild any part of the Mortgaged Property that is destroyed by any casualty, or becomes damaged, worn or dilapidated or that is affected by any proceeding of the character referred to in Paragraph 7 hereof and shall complete and pay for any structure at any time in the process of construction or repair on the Premises. Notwithstanding the foregoing, in the event that a sufficient amount of the proceeds of casualty insurance from an Insured Casualty exist (together with other funds provided to Mortgagee's satisfaction by Mortgagor from other sources) which would permit the replacement or rebuilding of that portion of the Mortgaged Property which has been damaged or destroyed by that Insured Casualty, but Mortgagee shall not elect to permit Mortgagor to use those proceeds for that purpose, Mortgagor shall not be required to rebuild or replace the damaged or destroyed portion of the Mortgaged Property (except that Mortgagor shall under all circumstances be required to rebuild, replace or restore, as necessary, any portion or element of the Mortgaged Property that represents a dangerous condition or that threatens damage or destruction to the remaining elements of the Mortgaged Property). Mortgagor shall not initiate, join in, acquiesce in, or consent to any change in any private restrictive covenant, zoning law or other public or private restriction, limiting or defining the uses which may be made of the Mortgaged Property or any part thereof. If under applicable zoning provisions the use of all or any portion of the Mortgaged Property is or shall become a nonconforming use, Mortgagor will not cause or permit such nonconforming use to be discontinued or abandoned without the express written consent of Mortgagee. Mortgagor shall not (i) change the use of the Mortgaged Property, (ii) permit or suffer to occur any waste on or to the Mortgaged Property or to any portion thereof, or (iii) take any steps whatsoever to convert the Mortgaged Property, or any portion thereof, to a condominium or cooperative form of management. Mortgagor will not install or permit to be installed on the Premises any underground storage tank.

12.  Transfer or Encumbrance of the Mortgaged Property.

     (a) Mortgagor acknowledges that Mortgagee has examined and relied on the creditworthiness and experience of Mortgagor in owning and operating properties such as the Mortgaged Property in agreeing to make the Loan, and that Mortgagee will continue to rely on Mortgagor's ownership of the Mortgaged Property as a means of maintaining the value of the Mortgaged Property as security for repayment of the Debt. Mortgagor acknowledges that Mortgagee has a valid interest in maintaining the value of the Mortgaged Property so as to ensure that, should Mortgagor default in the repayment of the Debt, Mortgagee can recover the Debt by a sale of the Mortgaged Property. Mortgagor shall not, without the prior written consent of Mortgagee, sell, convey, alienate, mortgage, encumber, pledge or otherwise Transfer (as defined below) the Mortgaged Property or any part thereof, or permit the Mortgaged Property or any part thereof to be sold, conveyed, alienated, mortgaged, encumbered, pledged or otherwise transferred.

     (b) A "Transfer" within the meaning of this Paragraph 12, shall mean any sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Mortgaged Property or any interest therein, or any change in the control of Mortgagor or any Person who controls Mortgagor, and shall be deemed to include: (i) an installment sales agreement wherein Mortgagor agrees to sell the Mortgaged Property or any part thereof for a price to be paid in installments; (ii) an agreement by Mortgagor leasing all or a substantial part of the Mortgaged Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Mortgagor's right, title and interest in and to any Leases or any Rents; (iii) if Mortgagor, any Guarantor, or any managing partner, general partner or manager of Mortgagor or Guarantor is a corporation, partnership, limited partnership, joint venture or limited liability company (an "Entity"), the voluntary or involuntary sale, conveyance or transfer of such Entity's stock, general or limited partnership interests, membership interests or other indicia of ownership (the "Interests") (or the Interests of any entity directly or indirectly controlling such Entity by operation of law or otherwise) or the creation or issuance of new Interests, in one or a series of transactions by which an aggregate of more than 10% of such Entity's Interests shall be vested in a party or parties who are not now stockholders, partners, general partners, limited partners, joint venturers or members, or a change in control of such Entity; and (iv) if Mortgagor, any Guarantor or any general partner, managing partner, manager or joint venturer of Mortgagor or any Guarantor is a limited or general partnership or joint venture, the change, removal, resignation or addition of a general partner, managing partner, manager or joint venturer or the transfer of the Interest of any general partner, managing partner, manager or joint venturer. As used herein, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through ownership of voting securities, by contract or otherwise.

     (c)  Mortgagee shall not be required to demonstrate any actual
impairment of its security   or any increased risk of default hereunder in
order to declare the Debt immediately due and payable upon any Transfer which occurs without Mortgagee's consent. This provision shall apply to every Transfer regardless of whether voluntary or not, or whether or not Mortgagee has consented to any previous Transfer.

     (d) Mortgagee's consent to one proposed Transfer shall not be deemed to be a waiver of Mortgagee's right to require such consent to any future occurrence of same. Any Transfer made in contravention of this paragraph shall be null and void and of no force and effect.

     (e) Mortgagor agrees to bear and shall pay or reimburse Mortgagee on demand for all reasonable expenses (including, without limitation, reasonable attorney's fees and disbursements, title search costs and title insurance endorsement premiums) incurred by Mortgagee in connection with the review, approval and documentation of any such proposed Transfer.

     (f) The following shall not be considered Transfers subject to the foregoing provisions and requirements:

     (i) A Transfer that occurs by inheritance, devise, or bequest or by operation of law upon the death of a natural person who is an owner of the Mortgaged Property or the owner of a direct or indirect ownership interest in Mortgagor, except if that Transfer shall effect a change in control of Mortgagor from among those Persons who exercise control over Mortgagor as of the date of this Mortgage.

     (ii) The sale or other disposition of obsolete or worn out personal property which is contemporaneously replaced by comparable personal property of equal or greater value which is free and clear of liens, encumbrances and security interests other than those created by this Mortgage or the other Loan Documents.

     (iii) The grant of an easement, if prior to the granting of the easement Mortgagor causes to be submitted to Mortgagee all information required by Mortgagee to evaluate the easement, and if Mortgagee, in its sole discretion, determines that the easement will not materially affect the operation of the Mortgaged Property or Mortgagee's interest in the Mortgaged Property and Mortgagor pays to Mortgagee, on demand, all cost and expenses incurred by Mortgagee in connection with reviewing Mortgagor's request.

     13.  Estoppel Certificates and No Default Affidavits.

     (a) After request by Mortgagee, Mortgagor shall within ten (10) days furnish Mortgagee with a statement, duly acknowledged and certified, setting forth (i) the amount of the original principal amount of the Note, (ii) the unpaid principal amount of the Note, (iii) the rate of interest of the Note,
(iv) the date installments of interest and/or principal were last paid, (v) any offsets or defenses to the payment of the Debt, if any, and (vi) that the Note, this Mortgage and the other Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification.

     (b) After request by Mortgagee, Mortgagor shall within ten (10) days furnish Mortgagee with a certificate reaffirming all representations and warranties of Mortgagor set forth herein and in the other Loan Documents as of the date requested by Mortgagee or, to the extent of any changes to any such representations and warranties, so stating such changes.

     (c) Mortgagor shall deliver to Mortgagee upon request, tenant estoppel certificates from each commercial tenant at the Mortgaged Property in form and substance reasonably satisfactory to Mortgagee provided that Mortgagor shall not be required to deliver such certificates more frequently than two
(2) times in any calendar year.

     14. Changes in Laws Regarding Taxation. If any law is enacted or adopted or amended after the date of this Mortgage which deducts the Debt from the value of the Mortgaged Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Debt or Mortgagee's interest in the Mortgaged Property, Mortgagor will pay such tax, with interest and penalties thereon, if any. In the event Mortgagee is advised by counsel chosen by it that the payment of such tax or interest and penalties by Mortgagor would be unlawful or taxable to Mortgagee or unenforceable or provide the basis for a defense of usury, then in any such event, Mortgagee shall have the option, by written notice of not less than ninety (90) days, to declare the Debt immediately due and payable.

     15. No Credits on Account of the Debt. Mortgagor will not claim or demand or be entitled to any credit or credits on account of the Debt for any part of the Taxes or Other Charges assessed against the Mortgaged Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of the Mortgaged Property, or any part thereof, for real estate tax purposes by reason of this Mortgage or the Debt. In the event such claim, credit or deduction shall be required by law, Mortgagee shall have the option, by written notice of not less than ninety (90) days, to declare the Debt immediately due and payable.

     16. Documentary Stamps. If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note or this Mortgage, or impose any other tax or charge on the same, Mortgagor will pay for the same, with interest and penalties thereon, if any.

     17. Controlling Agreement. It is expressly stipulated and agreed to be the intent of Mortgagor and Mortgagee at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Mortgagee to contract for, charge, take, reserve, or receive a greater amount of interest than under state law) and that this Paragraph 17 shall control every other covenant and agreement in this Mortgage and the other Loan Documents. If the applicable law (state or federal) is ever judicially interpreted so as to render usurious any amount called for under the Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved, or received with respect to the Debt, or if Mortgagee's exercise of the option to accelerate the maturity of the Note, or if any prepayment by Mortgagor results in Mortgagor having paid any interest-in excess of that permitted by applicable law, then it is Mortgagor's and Mortgagee's express intent that all excess amounts theretofore collected by Mortgagee shall be credited on the principal balance of the Note and all other Debt (or, if the Note and all other Debt have been or would thereby be paid in full, refunded to Mortgagor), and the provisions of the Note and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to Mortgagee for the use, forbearance, or detention of the Debt shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Debt until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate from time to time in effect and applicable to the Debt for so long as the Debt is outstanding. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Mortgagee to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

     18.  Financial Statements.

     (a) The financial statements heretofore furnished to Mortgagee are, as of the dates specified therein, complete and correct and fairly present the financial condition of the Mortgagor, the Mortgaged Property, and any other persons or entities that are the subject of those financial statements. Mortgagor does not have any contingent liabilities, liabilities for taxes, unusual forward or long term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Mortgagor and reasonably likely to have a materially adverse effect on the Mortgaged Property or the operation thereof as a hotel and/or motel and restaurant, except as referred to or reflected in said financial statements. Since the date of such financial statements, there has been no materially adverse change in the financial condition, operation or business of Mortgagor from that set forth in said financial statements.

     (b) Mortgagor will maintain full and accurate books of accounts and other records reflecting the results of the operations of the Mortgaged Property and will furnish, or cause to be furnished, to Mortgagee on or before forty-five (45) days after the end of each calendar quarter the following items, accompanied by a certificate of the chief financial officer of Mortgagor or the general partner of Mortgagor, as applicable, stating that such items are true, correct, accurate, and complete and fairly present the financial condition and results of the operations of Mortgagor and the Mortgaged Property and are prepared in accordance with generally accepted accounting principles, consistently applied (subject to normal year-end adjustments): (i) a written statement dated as of the last day of each such calendar quarter identifying each of the Leases by the term, space occupied, rental required to be paid, security deposit paid, any rental concessions, and identifying any defaults or payment delinquencies thereunder, a report of occupancy for the subject quarter including an average daily rate, and any and all franchise inspection reports received by Mortgagor during the subject quarter; (ii) monthly and year to date operating statements prepared for each calendar month during each such calendar quarter, noting Net Operating Income, Gross Income from Operations, and Hotel Operating Expenses (all as hereinafter defined), and other information necessary and sufficient under generally accepted accounting practices to fairly represent the financial position and results of operation of the Mortgaged Property during such calendar month, all in form satisfactory to Mortgagee; (iii) a property balance sheet for each such calendar quarter; (iv) a comparison of the budgeted income and expenses and the actual income and expenses for each calendar quarter and year to date together with a detailed explanation of any variances of five percent (5%) or more between budgeted and actual amounts for such quarterly periods and year to date; and (v) a calculation reflecting the Debt Service Coverage Ratio (hereinafter defined) as of the last day of each such calendar quarter. All monthly operating statements shall be prepared based upon the Uniform System of Accounts for Hotels, current edition.

     (c) As used herein the term "Net Operating income" means the amount obtained by subtracting Hotel Operating Expenses from Gross Income from Operations. "Gross Income from Operations" shall mean all income, computed on an accrual basis in accordance with generally accepted accounting practices and principles, derived for each full or partial month during the Term from the ownership and operation of the Mortgaged Property from whatever source, including, but not limited to, all guest room revenues, all food, beverage, and merchandise sales receipts, all interest income, if any, rent, utility charges, escalations, forfeited security deposits, service fees or charges, license fees, parking fees, rent concessions or credits, and any business interruption insurance proceeds but excluding sales, use and occupancy or other taxes on receipts required to be accounted for by Mortgagor to any government or governmental agency, refunds and uncollectible accounts, sales of furniture, fixtures and equipment, proceeds of casualty insurance and condemnation awards, and interest on credit accounts. Gross income shall not be diminished as a result of the Mortgage or the creation of any intervening estate or interest in the Mortgaged Property or any part thereof. "Hotel Operating Expenses" shall mean the total of all expenditures of whatever kind relating to the operation, maintenance and management of the Mortgaged Property that are incurred on a regular monthly or other periodic basis, including without limitation, utilities, ordinary repairs and maintenance, insurance, license fees, taxes and assessments, advertising expenses, management fees, franchise and/or license fees, contributions to the Replacement Escrow Fund, payroll and related taxes, computer processing charges, operational equipment or other lease payments as approved by Mortgagee, and other similar costs, but excluding depreciation, debt service, and capital expenditures, all calculated on a monthly basis in accordance with generally accepted accounting practices and principles consistently applied.

     (d) Within ninety (90) days following the end of each calendar year, Mortgagor shall furnish statements of its financial affairs and condition including a balance sheet and a statement of profit and loss for the Mortgagor in such detail as Mortgagee may request, and setting forth the financial condition and the income and expenses for the Mortgaged Property for the immediately preceding calendar year, including without limitation statements of annual Net Operating Income, Gross Income from Operations and Hotel Operating Expenses prepared by a certified public accountant approved by Mortgagee. Mortgagor's annual financial statements shall be accompanied by a certificate executed by the chief financial officer of Mortgagor or the general partner of Mortgagor, as applicable, stating that each such annual financial statement presents fairly the financial condition of the Mortgaged Property being reported upon and has been prepared in accordance with generally accepted accounting principles consistently applied and the Uniform System of Accounts for Hotels, current edition. At any time and from time to time Mortgagor shall deliver to Mortgagee or its agents such other financial data as Mortgagee or its agents shall reasonably request with respect to the ownership, maintenance, use and operation of the Mortgaged Property.

     (e) In the event that Mortgagor fails to provide to Mortgagee or its designee any of the financial statements, certificates, reports or information (the "Required Records") required by this Paragraph 18 within thirty (30) days after the date upon which such Required Record is due, Mortgagor shall pay to Mortgagee, at Mortgagee's option and in its sole discretion, an amount equal to $5,000 for each Required Record that is not delivered, provided that. Mortgagee has given at least fifteen (15) days prior written notice to Mortgagor of such failure by Mortgagor to timely submit the applicable Required Record.

     19. Performance of Other Agreements. Mortgagor shall observe and perform each and every term to be observed or performed by Mortgagor pursuant to the terms of any agreement or recorded instrument affecting or pertaining to the Mortgaged Property.

     20.  Further Acts, Etc.

     (a) Mortgagor will, at the cost of Mortgagor, and without expense to Mortgagee, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, Uniform Commercial Code financing statements or continuation statements, transfers and assurances as Mortgagee shall, from time to time, require, for the better assuring, conveying, assigning, transferring, and confirming unto Mortgagee the property and rights hereby mortgaged, given, granted, bargained, sold, alienated, enfeoffed, conveyed, confirmed, pledged, assigned and hypothecated or intended now or hereafter so to be, or which Mortgagor may be or may hereafter become bound to convey or assign to Mortgagee, or for carrying out the intention or facilitating the performance of the terms of this Mortgage or for filing, registering or recording this Mortgage or for facilitating the sale of the Loan and the Loan Documents as described in the following subparagraph (b). Mortgagor, on demand, will execute and deliver and hereby authorizes Mortgagee to execute in the name of Mortgagor or without the signature of Mortgagor to the extent Mortgagee may lawfully do so, one or more financing statements, chattel mortgages or other instruments, to evidence more effectively the security interest of Mortgagee in the Mortgaged Property. Upon foreclosure, the appointment of a receiver or any other relevant action, Mortgagor will, at the cost of Mortgagor and without expense to Mortgagee, cooperate fully and completely to effect the assignment or transfer of any license, permit, agreement or any other right necessary or useful to the operation of the Mortgaged Property. Mortgagor grants to Mortgagee an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Mortgagee at law and in equity, including, without limitation, such rights and remedies available to Mortgagee pursuant to this paragraph.

     (b) Mortgagor acknowledges that Mortgagee and its successors and assigns may (i) sell this Mortgage, the Note and other Loan Documents to one or more investors as a whole loan, (ii) participate the Loan secured by this Mortgage to one or more investors, (iii) deposit this Mortgage, the Note and other Loan Documents with a trust, which trust may sell certificates to investors evidencing an ownership interest in the trust assets, or (iv) otherwise sell the Loan or interest therein to investors (the transactions referred to in clauses [i] through [iv] are hereinafter each referred to as "Secondary Market Transaction"). Mortgagor shall cooperate with Mortgagee in effecting any such Secondary Market Transaction and shall cooperate to implement all requirements imposed by any Rating Agency (herein defined) involved in any Secondary Market Transaction. Mortgagor shall provide such information and documents relating to Mortgagor, Guarantor, if any, the Mortgaged Property and any tenants of the Improvements as Mortgagee may reasonably request in connection with such Secondary Market Transaction. In addition, Mortgagor shall make available to Mortgagee all information concerning its business and operations that Mortgagee may reasonably request. Mortgagee shall be permitted to share all such information with the investment banking firms, Rating Agencies (herein defined), accounting firms, law firms and other third-party advisory firms involved with the Loan and the Loan Documents or the applicable Secondary Market Transaction. It is understood that the information provided by Mortgagor to Mortgagee may ultimately be incorporated into the offering documents for the Secondary Market Transaction and thus various investors may also see some or all of the information. Mortgagee and all of the aforesaid third-party advisors and professional firms shall be entitled to rely on the information supplied by, or on behalf of, Mortgagor. Mortgagee may publicize the existence of the Loan in connection with its marketing for a Secondary Market Transaction or otherwise as part of its business development. The term "Rating Agencie.1'as used herein shall mean each of Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. and Fitch Investors Service, Inc. or any other nationally recognized statistical rating agency which has been approved by Mortgagee;

     21.    Recording of Mortgage, Etc. Mortgagor forthwith upon the
execution and delivery   of this Mortgage and thereafter, from time to time,
will cause this Mortgage, and any security instrument creating a lien or security interest or evidencing the lien hereof upon the Mortgaged Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the lien or security interest hereof upon, and the interest of Mortgagee in, the Mortgaged Property. Mortgagor will pay all filing, registration or recording fees, and all expenses incident to the preparation, execution and acknowledgment of this Mortgage, any mortgage supplemental hereto, any security instrument with respect to the Mortgaged Property and any instrument of further assurance, and all federal, state, county and municipal, taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Mortgage, any mortgage supplemental hereto, any security instrument with respect to the Mortgaged Property or any instrument of further assurance, except where prohibited by law so to do. Mortgagor shall hold harmless and indemnify Mortgagee, its successors and assigns, against any liability incurred by reason of the imposition of any tax on the making and recording of this Mortgage.

    22. Reporting Requirements. Mortgagor agrees to give prompt notice to Mortgagee of the insolvency or bankruptcy filing of Mortgagor or the death, insolvency or bankruptcy filing of any Guarantor.

     23. Events of Default. The Debt shall become immediately due and payable at the option of Mortgagee, upon the happening of any one or more of the following events of default (each an "Event of Default"):

     (a) if any regular installment of principal and/or interest on the Debt is not paid within the period provided in the Note, and/or if any sum payable by Mortgagor under the provisions of paragraph 5 hereof with respect to the Tax and Insurance Escrow Fund is not paid within the period provided in the Note for payment of installments of principal and interest, or if any other portion of the Debt is not paid within five (5) days after the same is due;

     (b) subject to Mortgagor's right to contest as provided herein, if any of the Taxes or Other Charges are not paid when the same are due and payable;

     (c) if the Policies are not kept in full force and effect, or if the Policies are not delivered to Mortgagee upon request;

     (d) if Mortgagor Transfers or encumbers any portion of the Mortgaged Property without Mortgagee's prior written consent;

     (e) if any representation or warranty of Mortgagor, or of any Guarantor, made herein or in any other Loan Document, or in any certificate, report, financial statement or other instrument or document furnished to Mortgagee shall have been false or misleading in any material respect when made;

     (f) if Mortgagor or any Guarantor shall make an assignment for the benefit of creditors or if Mortgagor shall generally not be paying its debts as they become due;

     (g)  if a receiver, liquidator or trustee of Mortgagor or of any
Guarantor shall be appointed   or if Mortgagor or any Guarantor shall be
adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Mortgagor or any Guarantor or if any proceeding for the dissolution or liquidation of Mortgagor or of any Guarantor shall be instituted; however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Mortgagor or such Guarantor, upon the same not being discharged, stayed or dismissed within sixty (60) days;

     (h) if Mortgagor shall be in default under any other mortgage or security agreement covering any part of the Mortgaged Property whether it be superior or junior in lien to this Mortgage;

     (i) subject to Mortgagor's right to contest as provided herein, if the Mortgaged Property becomes subject to any mechanic's, materialman's or other lien except a lien for local real estate taxes and assessments not then due and payable;

     (j) if Mortgagor fails to cure properly any violations of laws or ordinances affecting or which may be interpreted to affect the Mortgaged Property within thirty (30) days after Mortgagor first receives notice of any such violations;

     (k) except as permitted in this Mortgage, the actual or threatened alteration, improvement, demolition or removal of any of the Improvements without the prior consent of Mortgagee;

     (l) if Mortgagor shall continue to be in default under any term, covenant, or provision of the Note, or any of the other Loan Documents, beyond applicable cure periods contained in those documents;

     (m) if Mortgagor fails to cure a default under any other term, covenant or provision of this Mortgage within thirty (30) days after Mortgagor first receives notice of any such default; provided, however, if such default is reasonably susceptible of cure, but not within such thirty (30) day period, then Mortgagor may be permitted up to an additional sixty (60) days to cure such default provided that Mortgagor diligently and continuously pursues such cure;

     (n) if without Mortgagee's prior consent, (i) the hotel manager for the Mortgaged Property under the Management Agreement (or any successor management agreement) resigns or is removed, or (ii) the ownership, management or control of such hotel manager is transferred to a person or entity other than the general partner or managing partner of the Mortgagor, or (iii) there is any material change in the Management Agreement (or any successor management agreement);

     (o) if a default has occurred and continues beyond any applicable cure period under the Management Agreement (or any successor management agreement) if such default permits the hotel manager to terminate or cancel the Management Agreement (or any successor management agreement);

     (p) if without Mortgagee's prior consent, there is any material change in the License Agreement (or any successor franchise and/or license agreement);

     (q) if a default has occurred and continues beyond any applicable cure period under the License Agreement (or any successor franchise and/or license agreement) if such default permits the franchiser to terminate or cancel the License Agreement (or any successor franchise and/or license agreement); or

    (r) if Mortgagor ceases to do business as a hotel or motel on the Mortgaged Property or terminates such business for any reason whatsoever (other than temporary cessation in connection with any renovations to the Mortgaged Property).

     24. Late Payment Charge. If any portion of the Debt is not paid on the date on which it is due, Mortgagor shall pay to Mortgagee upon demand an amount equal to the lesser of five percent (5%) of such unpaid portion of the Debt or the maximum amount permitted by applicable law in order to defray a portion of the expenses incurred by Mortgagee in handling and processing such delinquent payment and to compensate Mortgagee for the loss of the use of such delinquent payment, and such amount shall be secured by this Mortgage.

     25. Right To Cure Defaults. Upon the occurrence of any Event of Default or if Mortgagor fails to make any payment or to do any act as herein provided, Mortgagee may, but without any obligation to do so and without notice to or demand on Mortgagor and without releasing Mortgagor from any obligation hereunder, make or do the same in such manner and to such extent as Mortgagee may deem necessary to protect the security hereof. Mortgagee is authorized to enter upon the Mortgaged Property for such purposes or appear in, defend, or bring any action or proceeding to protect its interest in the Mortgaged Property or to foreclose this Mortgage or collect the Debt, and the cost and expense thereof (including reasonable attorneys' fees and disbursements to the extent permitted by law), with interest at the Default Rate (as defined in the Note) for the period after notice from Mortgagee that such cost or expense was incurred to the date of payment to Mortgagee, shall constitute a portion of the Debt, shall be secured by this Mortgage, and the other Loan Documents and shall be due and payable to Mortgagee upon demand.

     26.  Remedies.

     (a) Upon the occurrence of any Event of Default, Mortgagee may take such action, without notice or demand except as may be required by law or the terms of this Mortgage, as it deems advisable to protect and enforce its rights against Mortgagor and in and to the Mortgaged Property by Mortgagee itself or otherwise, including, without limitation, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Mortgagee may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Mortgagee;

     (i) declare the entire Debt to be immediately due and payable (and the institution by Mortgagee of any action or process of foreclosure shall automatically constitute the election by Mortgagee to accelerate the entire Debt, unless specifically stated otherwise in writing by the Mortgagee);

     (ii) institute a proceeding or proceedings, judicial or nonjudicial, by advertisement or otherwise, for the complete foreclosure of this Mortgage in which case the Mortgaged Property or any interest therein may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner;

     (iii) with or without entry, to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Mortgage for the portion of the Debt then due and payable, subject to the continuing lien of this Mortgage for the balance of the Debt not then due;

     (iv) sell for cash or upon credit the Mortgaged Property or any part thereof and all estate, claim, demand, right, title and interest of Mortgagor therein and rights of redemption thereof, pursuant to the power of sale or otherwise, at one or more sales, as an entirety or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law.

     (v) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein or in the other Loan Documents;

     (vi) recover judgment on the Note either before, during or after any proceedings for the enforcement of this Mortgage;

     (vii) apply for the appointment of a trustee, receiver, liquidator or conservator of the Mortgaged Property, without notice and without regard for the adequacy of the security for the Debt, and without regard for the solvency of the Mortgagor, any Guarantor or of any person, firm or other entity liable for the payment of the Debt;

     (viii) enforce Mortgagee's interest in the Leases and Rents and enter into or upon the Mortgaged Property, either personally or by its agents, nominees or attorneys and dispossess Mortgagor and its agents and servants therefrom, and thereupon Mortgagee may (A) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Mortgaged Property and conduct the business thereat; (B) complete any construction on the Mortgaged Property in such manner and form as Mortgagee deems advisable; (C) make alterations, additions, renewals, replacements and improvements to or on the Mortgaged Property; (D) exercise all rights and powers of Mortgagor with respect to the Mortgaged Property, whether in the name of Mortgagor or otherwise, including, without limitation, the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all Rents; and (E) apply the receipts from the Mortgaged Property to the payment of Debt, after deducting therefrom all expenses (including reasonable attorneys' fees and disbursements) incurred in connection with the aforesaid operations and all amounts necessary to pay the taxes, assessments insurance and other charges in connection with the Mortgaged Property, as well as just and reasonable compensation for the services of Mortgagee, its counsel, agents and employees;

     (ix) require Mortgagor to pay monthly in advance to Mortgagee, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of any portion of the Mortgaged Property occupied by Mortgagor and require Mortgagor to vacate and surrender possession to Mortgagee of the Mortgaged Property or to such receiver and, in default thereof, evict Mortgagor by summary proceedings or otherwise; or

     (x) pursue such other rights and remedies as may be available at law or in equity or under the Uniform Commercial Code including without limitation the right to receive and/or establish a lock box for all Rents, proceeds from the Intangibles, and any other receivables or rights to payments of Mortgagor relating to the Mortgaged Property.

     In the event of a sale, by foreclosure or otherwise, of less than all of the Mortgaged Property, this Mortgage shall continue as a lien on the remaining portion of the Mortgaged Property.

     (b) The proceeds of any sale made under or by virtue of this paragraph, together with any other sums which then may be held by Mortgagee under this Mortgage, whether under the provisions of this paragraph or otherwise, shall be applied by Mortgagee to the payment of the Debt in such priority and proportion as Mortgagee in its sole discretion shall deem proper.

     (c) Mortgagee may adjourn from time to time any sale by it to be made under or by virtue of this Mortgage by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and, except as otherwise provided by any applicable provision of law, Mortgagee, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

     (d) Upon the completion of any sale or sales pursuant hereto, Mortgagee or an officer of any court empowered to do so, shall execute and deliver to the accepted purchaser or purchasers a good and sufficient instrument, or good and sufficient instruments, conveying, assigning and transferring all estate, right, title and interest in and to the property and rights sold. Mortgagee is hereby irrevocably appointed the true and lawful attorney of Mortgagor, in its name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the Mortgaged Property and rights so sold and for that purpose Mortgagee may execute all necessary instruments of conveyance, assignment and transfer, and may substitute one or more persons with like power, Mortgagor hereby ratifying and confirming all that its said attorney or such substitute or substitutes shall lawfully do by virtue hereof. Any sale or sales made under or by virtue of this paragraph, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Mortgagor in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against Mortgagor and against any and all persons claiming or who may claim the same, or any part thereof from, through or under Mortgagor.

     (e) Upon any sale made under or by virtue of this paragraph, whether made under a power of sale or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Mortgagee may bid for and acquire the Mortgaged Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the Debt the net sales price after deducting therefrom the expenses of the sale and costs of the action and any other sums which Mortgagee is authorized to deduct under this Mortgage.

     (f) No recovery of any judgment by Mortgagee and no levy of an execution under any judgment upon the Mortgaged Property or upon any other property of Mortgagor shall affect in any manner or to any extent the lien of this Mortgage upon the Mortgaged Property or any part thereof, or any liens, rights, powers or remedies of Mortgagee hereunder, but such liens, rights, powers and remedies of Mortgagee shall continue unimpaired as before.

     (g) Mortgagee may terminate or rescind any proceeding or other action brought in connection with its exercise of the remedies provided in this paragraph at any time before the conclusion thereof, as determined in Mortgagee's sole discretion and without prejudice to Mortgagee.

     (h) Mortgagee may resort to any remedies and the security given by the Note, this Mortgage, or in any of the other Loan Documents in whole or in part, and in such portions and in such order as determined by Mortgagee's sole discretion. No such action shall in any way be considered a waiver of any rights, benefits or remedies evidenced or provided by the Note, this Mortgage or the other Loan Documents. The failure of Mortgagee to exercise any right, remedy or option provided in the Note, this Mortgage or the other Loan Documents shall not be deemed a waiver of such right, remedy or option or of any covenant or obligation secured by the Note, this Mortgage or the other Loan Documents. No acceptance by Mortgagee of any payment after the occurrence of any Event of Default and no payment by Mortgagee of any obligation for which Mortgagor is liable hereunder shall be deemed to waive or cure any Event of Default with respect to Mortgagor, or Mortgagor's liability to pay such obligation. No sale of all or any portion of the Mortgaged Property, no forbearance on the part of Mortgagee, and no extension of time for the payment of the whole or any portion of the Debt or any other indulgence given by Mortgagee to Mortgagor, shall operate to release or in any manner affect the interest of Mortgagee in the remaining Mortgaged Property or the liability of Mortgagor to pay the Debt. No waiver by Mortgagee shall be effective unless it is in writing and then only to the extent specifically stated. All costs and expenses of Mortgagee in exercising its rights and remedies under this Paragraph 26 (including reasonable attorneys' fees and disbursements to the extent permitted by law), shall be paid by Mortgagor immediately upon notice from Mortgagee, with interest at the Default Rate for the period after notice from Mortgagee and such costs and expenses shall constitute a portion of the Debt and shall be secured by this Mortgage.

     (i) The interests and rights of Mortgagee under the Note, this Mortgage or the other Loan Documents shall not be impaired by any indulgence, including (i) any renewal, extension or modification which Mortgagee may grant with respect to any of the Debt, (ii) any surrender, compromise, release, renewal, extension, exchange or substitution which Mortgagee may grant with respect to the Mortgaged Property or any portion thereof; or (iii) any release or indulgence granted to any maker, endorser, Guarantor or surety of any of the Debt.

     27. Right of Entry. In addition to any other rights or remedies granted under this Mortgage, Mortgagee and its agents shall have the right to enter and inspect the Mortgaged Property at any reasonable time during the Term.
In the event that Mortgagee determines, as a result of the inspection of the Mortgaged Property, that an Event of Default exists, or a condition that with the passage of time or the giving of notice, or both, would constitute such an Event of Default, the costs of that inspection and, if additional costs or expenses are incurred in connection with any such Event of Default all follow-up or additional investigations or inquiries deemed reasonably necessary by Mortgagee as a result of such inspection or condition, then those additional expenses and costs, shall be borne by Mortgagor, and the amount thereof shall be secured by this Mortgage and shall bear interest thereafter at the Default rate until paid to Mortgagee in full upon demand.

     28. Security Agreement. This Mortgage is both a real property mortgage and a "security agreement" within the meaning of the Uniform Commercial Code. The Mortgaged Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Mortgagor in the Mortgaged Property. Mortgagor by executing and delivering this Mortgage has granted and hereby grants to Mortgagee, as security for the Debt, a security interest in the Mortgaged Property to the full extent that the Mortgaged Property may be subject to the Uniform Commercial Code (said portion of the Mortgaged Property so subject to the Uniform Commercial Code being called in this paragraph the "Collateral"). Mortgagor hereby agrees with Mortgagee to execute and deliver to Mortgagee, in form and substance satisfactory to Mortgagee, such financing statements and such further assurances as Mortgagee may from time to time, reasonably consider necessary to create, perfect, and preserve Mortgagee's security interest herein granted. This Mortgage shall also constitute a "fixture filing" for the purposes of the Uniform Commercial Code. As such, this Mortgage covers all items of the Collateral that are or are to become fixtures. Information concerning the security interest herein granted may be obtained from the parties at the addresses of the parties set forth in the first paragraph of this Mortgage. If an Event of Default shall occur, Mortgagee, in addition to any other rights and remedies which it may have, shall have and may exercise immediately and without demand, any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing, the right to take possession of the Collateral or any part thereof, and to take such other measures as Mortgagee may deem necessary for the care, protection and preservation of the Collateral. Upon request or demand of Mortgagee, Mortgagor shall at its expense assemble the Collateral and make it available to Mortgagee at a convenient place acceptable to Mortgagee. Mortgagor shall pay to Mortgagee on demand any and all expenses, including attorneys' fees and disbursements, incurred or paid by Mortgagee in protecting the interest in the Collateral and in enforcing the rights hereunder with respect to the Collateral. Any notice of sale, disposition or other intended action by Mortgagee with respect to the Collateral sent to Mortgagor in accordance with the provisions hereof at least five (5) days prior to such action, shall constitute commercially reasonable notice to Mortgagor. The proceeds of any disposition of the Collateral, or any part thereof, may be applied by Mortgagee to the payment of the Debt in such priority and proportions as Mortgagee in its sole discretion shall deem proper. In the event of any change in name, identity or structure of any Mortgagor, such Mortgagor shall notify Mortgagee thereof and promptly after request shall execute, file and record such Uniform Commercial Code forms as are necessary to maintain the priority of Mortgagee's lien upon and security interest in the Collateral, and shall pay all expenses and fees in connection with the filing and recording thereof. If Mortgagee shall require the filing or recording of additional Uniform Commercial Code forms or continuation statements, Mortgagor shall, promptly after request, execute, file and record such Uniform Commercial Code forms or continuation statements as Mortgagee shall deem necessary, and shall pay all expenses and fees in connection with the filing and recording thereof, it being understood and agreed, however, that no such additional documents shall increase Mortgagor's obligations under the Note, this Mortgage and the other Loan Documents. Mortgagor hereby irrevocably appoints Mortgagee as its attorney-in-fact, coupled with an interest, to file with the appropriate public office on its behalf any financing or other statements signed only by Mortgagee, as secured party, in connection with the Collateral covered by this Mortgage.

     29. Actions and Proceedings. Mortgagee has the right to appear in and defend any action or proceeding brought with respect to the Mortgaged Property and to bring any action or proceeding, in the name and on behalf of Mortgagor, which Mortgagee, in its sole discretion, decides should be brought to protect their interest in the Mortgaged Property. Mortgagee shall, at its option, be subrogated to the lien of any mortgage or other security instrument discharged in whole or in part by the Debt, and any such subrogation rights shall constitute additional security for the payment of the Debt.

    30. Waiver of Setoff and Counterclaim. All amounts due under this Mortgage, the Note and the other Loan Documents shall be payable without setoff, counterclaim or any deduction whatsoever. Mortgagor hereby waives the right to assert a setoff, counterclaim (other than a mandatory or compulsory counterclaim) or deduction in any action or proceeding in which Mortgagee is a participant, or arising out of or in any way connected with this Mortgage, the Note, any of the other Loan Documents, or the Debt.

     31. Contest of Certain Claims. Notwithstanding the provisions of Paragraphs 4 and 23 hereof, Mortgagor shall not be in default for failure to pay or discharge Taxes, Other Charges or mechanic's or materialman's lien asserted against the Mortgaged Property if, and so long as, (a) Mortgagor shall have notified Mortgagee of same within five (5) days of obtaining knowledge thereof; (b) Mortgagor shall diligently and in good faith contest the same by appropriate legal proceedings which shall operate to prevent the enforcement or collection of the same and the sale of the Mortgaged Property or any part thereof, to satisfy the same; (c) Mortgagor shall have furnished to Mortgagee a cash deposit, or an indemnity bond satisfactory to Mortgagee with a surety satisfactory to Mortgagee, in the amount of the Taxes, Other Charges or mechanic's or materialman's lien claim, plus a reasonable additional sum to pay all costs, interest and penalties that may be imposed or incurred in connection therewith, to assure payment of the matters under contest and to prevent any sale or forfeiture of the Mortgaged Property or any part thereof; (d) Mortgagor shall promptly upon final determination thereof pay the amount of any such Taxes, Other Charges or claim so determined, together with all costs, interest and penalties which may be payable in connection therewith; (e) the failure to pay the Taxes, Other Charges or mechanic's or materialman's lien claim does not constitute a default under any other deed of trust, mortgage or security interest covering or affecting any part of the Mortgaged Property; and (f) notwithstanding the foregoing, Mortgagor shall immediately upon request of Mortgagee pay (and if Mortgagor shall fail so to do, Mortgagee may, but shall not be required to, pay or cause to be discharged or bonded against) any such Taxes, Other Charges or claim notwithstanding such contest, if in the opinion of Mortgagee, the Mortgaged Property or any part thereof or interest therein may be in danger of being sold, forfeited, foreclosed, terminated, canceled or lost. Mortgagee may pay over any such cash deposit or part thereof to the claimant entitled thereto at any time when, in the judgment of Mortgagee, the entitlement of such claimant is established.

     32. Recovery of Sums Required to be Paid. Mortgagee shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Debt as the same become due, without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right of Mortgagee thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Mortgagor existing at the time such earlier action was commenced.

     33. Marshaling and Other Matters. Mortgagor hereby waives, to the extent permitted by law, the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshaling in the event of any sale hereunder of the Mortgaged Property or any part thereof or any interest therein. Further, Mortgagor hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Mortgage on behalf of Mortgagor, and on behalf of each and every person acquiring any interest in or title to the Mortgaged Property subsequent to the date of this Mortgage and on behalf of all persons to the extent permitted by applicable law.

     34. Hazardous Substances. Mortgagor hereby represents and warrants to Mortgagee that, to the best of Mortgagor's knowledge, after due inquiry and investigation: (a) the Mortgaged Property is not in direct or indirect violation of any local, state, federal or other governmental authority, statute, ordinance, code, order, decree, law, rule or regulation pertaining to or imposing liability or standards of conduct concerning environmental regulation, contamination or clean-up including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), the Resource Conservation and Recovery Act, as amended ("RCRA"), the Emergency Planning and Community Right-to-Know Act of 1986, as amended, the Hazardous Substances Transportation Act, as amended, the Solid Waste Disposal Act, as amended, the Clean Water Act, as amended, the Clean Air Act, as amended, the Toxic Substance Control Act, as amended, the Safe Drinking Water Act, as amended, the Occupational Safety and Health Act, as amended, any state super-lien and environmental clean-up statutes, and all regulations adopted in respect to the foregoing laws (collectively, "Environmental Laws"); (b) the Mortgaged Property is not subject to any private or governmental lien or judicial or administrative notice or action or inquiry, investigation or claim relating to hazardous and/or toxic, dangerous and/or regulated, substances, wastes, materials, raw materials which include hazardous constituents, pollutants or contaminants, including without limitation petroleum, tremolite, anthlophylie, actinolite or polychlorinated biphenyls and any other substances or materials which are included under or regulated by Environmental Laws or which are considered by scientific opinion to be otherwise dangerous in terms of the health, safety or welfare of humans (collectively, "Hazardous Substances"); (c) no Hazardous Substances are or have been (including the period prior to Mortgagor's acquisition of the Mortgaged Property) discharged, generated, treated, disposed of or stored on, incorporated in, or removed or transported from the Mortgaged Property other than in compliance with all Environmental Laws; (d) no Hazardous Substances are present in, on or under any nearby real property which could migrate to or otherwise affect the Mortgaged Property; (e) no underground storage tanks exist on any of the Mortgaged Property; and (f) no Hazardous Substances which are upon the Property, but which are not subject to the Environmental Laws, present a threat to the health, safety or welfare of any person. So long as Mortgagor owns or is in possession of the Mortgaged Property, Mortgagor (i) shall keep or cause the Mortgaged Property to be kept free from Hazardous Substances and in compliance with all Environmental Laws, (ii) shall promptly notify Mortgagee if Mortgagor shall become aware of any Hazardous Substances on or near the Mortgaged Property and/or if Mortgagor shall become aware that the Mortgaged Property is in direct or indirect violation of any Environmental Laws and/or if Mortgagor shall become aware of any condition on or near the Mortgaged Property which shall pose a threat to the health, safety or welfare of humans, and (iii) shall remove such Hazardous Substances and/or cure such violations and/or remove such threats, as applicable, as required by law (or as shall be required by Mortgagee in the case of removal which is not required by law, but in response to the opinion and recommendation of a licensed hydrogeologist, licensed environmental engineer or other qualified consultant engaged by Mortgagee ("Mortgagee's Consultant")), promptly after Mortgagor becomes aware of same, at Mortgagor's sole expense. Nothing herein shall prevent Mortgagor from recovering such expenses from any other party that may be liable for such removal or cure. The obligations and liabilities of Mortgagor under this paragraph shall survive any termination, satisfaction or assignment of this Mortgage and the exercise by Mortgagee of any of its rights or remedies hereunder, including, but not limited to, the acquisition of the Mortgaged Property by foreclosure or a conveyance in lieu of foreclosure.

     35. Asbestos. Mortgagor represents and warrants that, to the best of Mortgagor's knowledge, after due inquiry and investigation, no asbestos or any substance or material containing asbestos ("Asbestos") is located on the Mortgaged Property, except as may have been disclosed in an environmental report delivered to Mortgagee prior to the date of this Mortgage. Mortgagor shall not install in the Mortgaged Property, nor permit to be installed in the Mortgaged Property, Asbestos and shall remove any Asbestos promptly upon discovery to the satisfaction of Mortgagee, at Mortgagor's sole expense. Mortgagor shall in all instances comply with, and ensure compliance by all occupants of the Mortgaged Property with, all applicable federal, state and local laws, ordinances, rules and regulations with respect to Asbestos, and shall keep the Mortgaged Property free and clear of any liens imposed pursuant to such laws, ordinances, rules or regulations. In the event that Mortgagor receives any notice or advice from any governmental agency or any source whatsoever with respect to Asbestos on, affecting or installed on the Mortgaged Property, Mortgagor shall immediately notify Mortgagee. The obligations and liabilities of Mortgagor under this paragraph shall survive any termination, satisfaction or assignment of this Mortgage and the exercise by Mortgagee of any of its rights or remedies hereunder, including, but not limited to, the acquisition of the Mortgaged Property by foreclosure or a conveyance in lieu of foreclosure.

     36. Environmental Monitoring. Mortgagor shall give prompt written notices to Mortgagee of: (a) any proceeding or inquiry by any party with respect to the presence of any Hazardous Substance or Asbestos on, under, from or about the Mortgaged Property, (b) all claims made or threatened by any third party against Mortgagor or the Mortgaged Property relating to any loss or injury resulting from any Hazardous Substance or Asbestos, and (c) Mortgagor's discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Mortgaged Property that could cause the Mortgaged Property to be subject to any investigation or cleanup pursuant to any Environmental Law. Mortgagor shall permit Mortgagee to join and participate in, as a party if it so elects, any legal proceedings or actions initiated with respect to the Mortgaged Property in connection with any Environmental Law, Hazardous Substance or Asbestos, and Mortgagor shall pay all attorneys' fees and disbursements incurred by Mortgagee in connection therewith. In the event that any environmental site assessment report prepared for the Mortgaged Property recommends that an operations and maintenance plan be implemented for Asbestos or any Hazardous Substance, Mortgagor shall cause such operations and maintenance plan to be prepared and implemented at Mortgagor's expense upon request of Mortgagee. In the event that any investigation, site monitoring, containment, cleanup, removal, restoration or other work of any kind is reasonably necessary or desirable under any applicable Environmental Law (the "Remedial Work"), Mortgagor shall commence and thereafter diligently prosecute to completion all such Remedial Work within thirty (30) days after written demand by Mortgagee for performance thereof (or such shorter period of time as may be required under applicable law). All Remedial Work shall be performed by contractors approved in advance by Mortgagee, and under the supervision of a consulting engineer approved by Mortgagee. All costs and expenses of such Remedial Work shall be paid by Mortgagor including, without limitation, Mortgagee's reasonable attorneys' fees and disbursements incurred in connection with monitoring or review of such Remedial Work. In the event Mortgagor shall fail to timely commence, or cause to be commenced, or fail to diligently prosecute to completion, such Remedial Work, Mortgagee may, but shall not be required to, cause such Remedial Work to be performed, and all costs and expenses thereof, or incurred in connection therewith, shall be added to the Debt and shall bear interest thereafter, until paid, at the Default Rate.

     37. Environmental Audits. Upon Mortgagee's request, at any time and from time to time while this Mortgage is in effect, Mortgagor shall permit Mortgagee and/or its agents to inspect or conduct an environmental inspection or audit of the Mortgaged Property for the presence of Hazardous Substances or Asbestos, and Mortgagor hereby grants to Mortgagee and its employees and agents access to the Mortgaged Property and a license to undertake such inspection or audit. Mortgagor shall reimburse Mortgagee for the cost of any such inspection or audit (including the cost of licensed hydrologists or licensed environmental engineer, and similarly qualified third parties approved by Mortgagee) conducted by or at Mortgagee's direction, if: (i) Mortgagee shall initiate that inspection or audit based upon a good faith concern relating to the potential presence of Hazardous Substances or Asbestos on the Mortgaged Property (including, by way of illustration and not of limitation, any additional investigation or analysis initiated based upon a recommendation contained in the report of any Phase I audit or inspection, even if no Asbestos or Hazardous Substances are discovered as a result of that additional investigation or analysis); or (ii) the results of any inspection or audit disclose the presence of any Hazardous Substance or Asbestos, and if any Remedial Work (as defined and provided in paragraph 35 of this Mortgage) shall be required in connection therewith. Notwithstanding the foregoing, Mortgagor shall be required to reimburse the Mortgagee once during the first ten years during the term of this Mortgage and thereafter once during each successive five year period during the term of this Mortgage for the costs of any such "Phase I" inspection or audit, without regard to the basis upon which Mortgagee shall determine to conduct that inspection or audit, with the exception that Mortgagee shall not charge Mortgagor for the costs of any inspection or audit undertaken solely in connection with the sale, assignment or transfer of the Note and this Mortgage or any interest therein (unless payment by Mortgagor would otherwise be required under the provisions of the foregoing clause [ii]). The cost of any such inspection or audit for which Mortgagor shall be required to reimburse Mortgagee shall be added to the principal balance of the sums due under the Note and this Mortgage and shall bear interest thereafter, until paid, at the Default Rate. The obligations and liabilities of Mortgagor under this paragraph shall survive any termination, satisfaction, or assignment of this Mortgage and the exercise by Mortgagee of any of its rights or remedies hereunder, including, without limitation, the acquisition of the Mortgaged Property by foreclosure or a conveyance in lieu of foreclosure.

     38.  Handicapped Access.

     (a) Mortgagor agrees that the Mortgaged Property shall at all times strictly comply to the extent applicable with the requirements of the Americans with Disabilities Act of 1990, the Fair Housing Amendments Act of 1988 (if applicable), all state and local laws and ordinances related to handicapped access and all rules, regulations, and orders issued pursuant thereto including, without limitation, the Americans with Disabilities Act Accessibility Guidelines for Buildings and Facilities (collectively "Access Laws").

     (b) Notwithstanding any provisions set forth herein or in any other document regarding Mortgagee's approval of alterations of the Mortgaged Property, Mortgagor shall not alter the Mortgaged Property in any manner which would increase Mortgagor's responsibilities for compliance with the applicable Access Laws without the prior written approval of Mortgagee. The foregoing shall apply to tenant improvements constructed by Mortgagor or by any of its tenants. Mortgagee may condition any such approval upon receipt of a certificate of Access Law compliance from an architect, engineer, or other person acceptable to Mortgagee.

     (c) Mortgagor agrees to give prompt notice to Mortgagee of the receipt by Mortgagor of any complaints related to violation of any Access Laws and of the commencement of any proceedings or investigations which relate to compliance with applicable Access Laws.

     39. Indemnification. In addition to any other indemnifications provided herein or in the other Loan Documents, Mortgagor shall protect, defend, indemnify and save harmless Mortgagee from and against all liabilities, obligations, claims, demands, damages, penalties, causes of action, losses, fines, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements), imposed upon or incurred by or asserted against Mortgagee by reason of (a) ownership of this Mortgage, the Mortgaged Property or any interest therein or receipt of any Rents; (b) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Mortgaged Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (c) any use, nonuse or condition in, on or about the Mortgaged Property or any part thereof or on adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (d) any failure on the part of Mortgagor to perform or comply with any of the terms of this Mortgage; (e) performance of any labor or services or the furnishing of any materials or other property in respect of the Mortgaged Property or any part thereof; (f) the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release, or threatened release of any Hazardous Substance or Asbestos on, from, or affecting the Mortgaged Property or any other property;
(g) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Substance or Asbestos; (h) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Substance or Asbestos; (i) any violation of the Environmental Laws, which are based upon or in any way related to such Hazardous Substance or Asbestos including, without limitation, the costs and expenses of any Remedial Work, attorney and consultant fees and disbursements, investigation and laboratory fees, court costs, and litigation expenses; 0) any failure of the Mortgaged Property to comply with any Access Laws; (k) any representation or warranty made in the Note, this Mortgage or the other Loan Documents being false or misleading in any material respect as of the date such representation or warranty was made;
(1) any claim by brokers, finders or similar persons claiming to be entitled to a commission in connection with any Lease or other transaction involving the Mortgaged Property or any part thereof under any legal requirement or any liability asserted against Mortgagee with respect thereto; and (m) the claims of any tenant of any or any portion of the Mortgaged Property or any person acting through or under any tenant or otherwise arising under or as a consequence of any Lease. Any amounts payable to Mortgagee by reason of the application of this paragraph shall be secured by this Mortgage and shall become immediately due and payable and shall bear interest at the Default Rate from the date loss or damage is sustained by Mortgagee until paid. The obligations and liabilities of Mortgagor under this paragraph shall survive any termination, satisfaction or assignment of this Mortgage and the exercise by Mortgagee of any of its rights or remedies hereunder, including, but not limited to, the acquisition of the Mortgaged Property by foreclosure or a conveyance in lieu of foreclosure.

     40. Notices. Any notice, demand, statement, request or consent made hereunder shall be in writing and shall be deemed to be received by the addressee on the third (3rd) day following the day such notice is deposited with the United States postal service first class certified mail, return receipt requested, addressed to the address, as set forth above, of the party to whom such notice is to be given, or to such other address as Mortgagor or Mortgagee, as the case may be, shall in like manner designate in writing.

    41. Authority. (a) Mortgagor (and the undersigned representative of Mortgagor, if any) represent and warrant that it (or they, as the case may
be) has full power, authority and right to execute, deliver and perform its obligations pursuant to this Mortgage, and to mortgage, give, grant, bargain, sell, alien, enfeoff, convey, confirm, warrant, pledge, hypothecate and assign the Mortgaged Property pursuant to the terms hereof and to keep and observe all of the terms of this Mortgage on Mortgagor's part to be performed; and (b) Mortgagor represents and warrants that Mortgagor is not a "foreign person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended and the related Treasury Department regulations, including temporary regulations.

    42. Waiver of Notice. Mortgagor shall not be entitled to any notices of any nature whatsoever from Mortgagee except with respect to matters for which this Mortgage specifically and expressly provides for the giving of notice by Mortgagee to Mortgagor and except with respect to matters for which Mortgagee is required by applicable law to give notice, and Mortgagor hereby expressly waives the right to receive any notice from Mortgagee with respect to any matter for which this Mortgage does not specifically and expressly provide for the giving of notice by Mortgagee to Mortgagor.

    43. Remedies of Mortgagor. In the event that a claim or adjudication is made that Mortgagee has acted unreasonably or unreasonably delayed acting in any case where by law or under the Note, this Mortgage or the other Loan Documents, it has an obligation to act reasonably or promptly, Mortgagee shall not be liable for any monetary damages, and Mortgagor's remedies shall be limited to injunctive relief or declaratory judgment.

    44. Sole Discretion of Mortgagee. Wherever pursuant to this Mortgage, Mortgagee exercises any right given to it to consent or not consent or approve or disapprove, or any arrangement or term is to be satisfactory to Mortgagee, the decision of Mortgagee to consent or not consent, to approve or disapprove or to decide that arrangements or terms are satisfactory or not satisfactory shall be in the sole discretion of Mortgagee and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

    45. Non-Waiver. The failure of Mortgagee to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Mortgage. Mortgagor shall not be relieved of Mortgagor's obligations hereunder by reason of (a) the failure of Mortgagee to comply with any request of Mortgagor or Guarantor to take any action to foreclose this Mortgage or otherwise enforce any of the provisions hereof or of the Note or the other Loan Documents, (b) the release, regardless of consideration, of the whole or any part of the Mortgaged Property, or of any person liable for the Debt or any portion thereof, or (c) any agreement or stipulation by Mortgagee extending the time of payment or otherwise modifying or supplementing the terms of the Note, this Mortgage or the other Loan Documents. Mortgagee may resort for the payment of the Debt to any other security held by Mortgagee in such order and manner as Mortgagee, in its sole discretion, may elect. Mortgagee may take action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Mortgagee thereafter to foreclosure this Mortgage. The rights and remedies of Mortgagee under this Mortgage shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Mortgagee shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Mortgagee shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

    46. No Oral Change. This Mortgage, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Mortgagor or Mortgagee, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

     47. Liability. If Mortgagor consists of more than one person, the obligations and liabilities of each such person hereunder shall be joint and several. Subject to the provisions hereof requiring Mortgagee's consent to any transfer of the Mortgaged Property, this Mortgage shall be binding upon and inure to the benefit of Mortgagor and Mortgagee and their respective successors and assigns forever.

     48. Inapplicable Provisions. If any term, covenant or condition of the Note or this Mortgage is held to be invalid, illegal or unenforceable in any respect, the Note and this Mortgage shall be construed without such provision.

    49. Headings, Etc. The headings and captions of various paragraphs of this Mortgage are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

     50. Duplicate Originals. This Mortgage may be executed in any number of duplicate originals and each such duplicate original shall be deemed to be an original.

     51. Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Mortgage may be used interchangeably in singular or plural form and the word "Mortgagor" shall mean "each Mortgagor and any subsequent owner or owners of the Mortgaged Property or any part thereof or any interest therein," the word "Mortgagee" shall mean "Mortgagee and any subsequent holder of the Note," the word "Note" shall mean "the Note and any other evidence of indebtedness secured by this Mortgage," the word "person" shall include an individual, corporation, partnership, trust, unincorporated association, government, governmental authority, and any other entity, the words "Mortgaged Property" shall include any portion of the Mortgaged Property and any interest therein and the words "attorneys' fees shall include any and all attorneys' fees, paralegal and law clerk fees, including, without limitation, fees at the pre-trial, trial and appellate levels incurred or paid by Mortgagee in protecting its interest in the Mortgaged Property and Collateral and enforcing its rights hereunder. Notwithstanding anything to the contrary in this Mortgage, no reference in this Mortgage to the other Loan Documents shall be deemed to include the Environmental and Hazardous Substance Indemnity Agreement executed by Mortgagor in favor of Mortgagee (the "Environmental Indemnity"). Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

     52. Homestead. Mortgagor hereby waives and renounces all homestead and exemption rights provided by the Constitution and the laws of the United States and of any state, in and to the Mortgaged Property as against the collection of the Debt, or any part hereof.

    53. Assignments. Mortgagee shall have the right to assign or transfer its rights under this Mortgage without limitation. Any assignee or transferee shall be entitled to all the benefits afforded Mortgagee under this Mortgage.

    54. Waiver of Jury Trial. MORTGAGOR HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE NOTE, THIS MORTGAGE, OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY MORTGAGOR, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. MORTGAGEE IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY MORTGAGOR.

     55.  Miscellaneous.

     (a) Any consent or approval by Mortgagee in any single instance shall not be deemed or construed to be Mortgagee's consent or approval in any like matter arising at a subsequent date, and the failure of Mortgagee to promptly exercise any right, power, remedy, consent or approval provided herein or at law or in equity shall not constitute or be construed as a waiver of the same nor shall Mortgagee be estopped from exercising such right, power, remedy, consent or approval at a later date. Any consent or approval requested of and granted by Mortgagee pursuant hereto shall be narrowly construed to be applicable only to Mortgagor and the matter identified in such consent or approval and no third party shall claim any benefit by reason thereof, and any such consent or approval shall not be deemed to constitute Mortgagee a venturer or partner with Mortgagor nor shall privity of contract be presumed to have been established with any such third party. If Mortgagee deems it to be in its best interest to retain assistance of persons, firms or corporations (including, without limitation, attorneys, title insurance companies, appraisers, engineers and surveyors) with respect to a request for consent or approval, Mortgagor shall reimburse Mortgagee for all costs reasonably incurred in connection with the employment of such persons, firms or corporations.

     (b) Mortgagor covenants and agrees that during the Term, unless Mortgagee shall have previously consented in writing, (a) Mortgagor will take no action that would cause it to become an "employee benefit plan" as defined in 29 C.F.R. Section 2510.3-1 01, or "assets of a governmental plan" subject to regulation under the state statutes, and (b) Mortgagor will not sell, assign or transfer the Mortgaged Property, or any portion thereof or interest therein, to any transferee that does not execute and deliver to Mortgagee its written assumption of the obligations of this covenant. Mortgagor further covenants and agrees to protect, defend, indemnify and hold Mortgagee harmless from and against all loss, cost, damage and expense (including without limitation, all attorneys' fees and excise taxes, costs of correcting any prohibited transaction or obtaining an appropriate exemption) that Mortgagee may incur as a result of Mortgagor's breach of this covenant. This covenant and indemnity shall survive the extinguishment of the lien of this Mortgage by foreclosure or action in lieu thereof; furthermore, the foregoing indemnity shall supersede any limitations on Mortgagor's liability under any of the Loan Documents.

     (c) The Loan Documents contain the entire agreement between Mortgagor and Mortgagee relating to or connected with the Loan. Any other agreements relating to or connected with the Loan not expressly set forth in the Loan Documents are null and void and superseded in their entirety by the provisions of the Loan Documents.

     (d) Mortgagor represents and warrants to Mortgagee that there has not been committed by Mortgagor or any other person in occupancy of or involved with the operation or use of the Mortgaged Property any act or omission affording the federal government or any state or local government the right of forfeiture as against the Mortgaged Property or any part thereof or any monies paid in performance of Mortgagor's obligations under the Note or under any of the other Loan Documents. Mortgagor hereby covenants and agrees not to commit, permit or suffer to exist any act, omission or circumstance affording such right of forfeiture. In furtherance thereof, Mortgagor hereby indemnities Mortgagee and agrees to defend and hold Mortgagee harmless from and against any loss, damage or injury by reason of the breach of the covenants and agreements or the representations and warranties set forth in this paragraph. Without limiting the generality of the foregoing, the filing of formal charges or the commencement of proceedings against Mortgagor or all or any part of the Mortgaged Property under any federal or state law for which forfeiture of the Mortgaged Property or any part thereof or of any monies paid in performance of Mortgagor's obligations under the Loan Documents is a potential result, shall, at the election of Mortgagee, constitute an Event of Default hereunder without notice or opportunity to cure.

    56. Non-Recourse Provisions. Subject to the qualifications below, Mortgagee shall not enforce the liability and obligation of Mortgagor to perform and observe the obligations contained in this Mortgage, the Note or the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Mortgagor, except that Mortgagee may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Mortgagee to enforce and realize upon its interests under the Note, this Mortgage or the other Loan Documents or in the Mortgaged Property, the Rents or any other collateral given to Mortgagee pursuant to this Mortgage and the other Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Mortgagor only to the extent of Mortgagor's interest in the Mortgaged Property, in the Rents and in any other collateral given to Mortgagee, and Mortgagee, by accepting this Mortgage, the Note and the other Loan Documents, agrees that it shall not sue for, seek or demand any deficiency judgment against Mortgagor, in any such action or proceeding, under or by reason of or in connection with this Mortgage, the Note or the other Loan Documents. The provisions of this paragraph shall not, however, (i) constitute a waiver, release or impairment of any obligation evidenced or secured by this Mortgage, the Note or the other Loan Documents; (ii) impair the right of Mortgagee to name Mortgagor as a party defendant in any action or suit for foreclosure and sale under this Mortgage; (iii) affect the validity or enforceability of any guaranty made in connection with the Loan or any of the rights and remedies of the Mortgagee thereunder; (iv) impair the right of Mortgagee to obtain the appointment of a receiver; (v) impair the enforcement of the Assignment of Leases and Rents or the Environmental Indemnity executed in connection herewith; or (vi) constitute a waiver of the right of Mortgagee to enforce the liability and obligation of Mortgagor, by money judgment or otherwise, to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by Mortgagee (including attorneys' fees and costs reasonably incurred) arising out of or in connection with the following:

     (a) fraud or intentional misrepresentation by Mortgagor or any Guarantor in connection with the Loan:

     (b) the gross negligence or willful misconduct of Mortgagor;

     (c)  physical waste of the Mortgaged Property;

     (d) the breach of any provision in that certain Environmental and Hazardous Substance Indemnification Agreement of even date herewith given by Mortgagor to Mortgagee or in this Mortgage concerning Environmental Laws, Hazardous Substances and Asbestos and any indemnification of Mortgagee with respect thereto in either document;

     (e) the removal or disposal of any portion of the Mortgaged Property after an Event of Default;

     (f) the misapplication or conversion by Mortgagor of (i) any insurance proceeds paid by reason of any loss, damage or destruction to the Mortgaged Property, (ii) any awards or other amounts received in connection with the condemnation of all or a portion of the Mortgaged Property, or (iii) any Rents following an Event of Default;

     (g) costs incurred by Mortgagee (including reasonable attorneys' fees) in the collection or enforcement of the Debt, the protection or foreclosure of the security therefor, or the enforcement of the Loan Documents;

     (h) failure to pay taxes (provided that the liability of Mortgagor shall be only for amounts in excess of the amount held by Mortgagee in escrow for the payment of taxes, computed without taking into consideration any portion of any such escrow that Mortgagee may have applied in satisfaction of any portion of the Debt other than those taxes), assessments, charges for labor or materials or other charges that can create liens on any portion of the Mortgaged Property; and

     (i) any security deposits collected with respect to the Mortgaged Property which are not delivered to Mortgagee upon a foreclosure of the Mortgaged Property or action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the Leases prior to the occurrence of the Event of Default that gave rise to such foreclosure or action in lieu thereof.

     Notwithstanding anything to the contrary in any of the Loan Documents,
(i) Mortgagee shall not be deemed to have waived any right which Mortgagee may have under Sections 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Debt secured by this Mortgage or to require that all collateral shall continue to secure all of the Debt owing to Mortgagee in accordance with the Loan Documents, and (ii) the Debt shall be fully recourse to Mortgagor, and Mortgagor shall be liable for all damages, (including but not limited to attorneys' fees and expenses reasonably incurred) arising, in the event that:

     (i) the first full monthly payment of principal and interest under the
Note is not paid when due;

     (ii) Mortgagor tails to permit on-site inspections of the Mortgaged Property, tails to provide financial information (if unremedied as permitted in paragraph 22[m] of this Mortgage), or fails to maintain its status as a single purpose entity, each as required by, and in accordance with the terms of, this Mortgage;

     (iii) Mortgagor fails to obtain Mortgagee's prior written consent to any subordinate financing or other voluntary lien encumbering the Mortgaged Property; or

     (iv) Mortgagor fails to obtain Mortgagee's prior written consent to any Transfer (as defined in this Mortgage), as required by this Mortgage.

     57.  Defeasance.

     (a) At any time after the date which is three years from the date hereof and provided no Event of Default exists, Mortgagor may obtain the release of the Mortgaged Property from the lien of this Mortgage upon the satisfaction of the following conditions precedent:

     (i) not less than thirty (30) days prior written notice to Mortgagee specifying a regularly scheduled payment date (the "Release Date") on which the Defeasance Deposit (hereinafter defined) is to be made;

     (ii) the payment to Mortgagee of interest accrued and unpaid on the principal balance of the Note to and including the Release Date;

     (iii) the payment to Mortgagee of all other sums, not including scheduled interest or principal payments, due under the Note, this Mortgage, the Assignment of Leases, and the other Loan Documents;

     (iv) the payment to Mortgagee of the Defeasance Deposit: and

     (v) the delivery to Mortgagee of:

     (a) a security agreement, in form and substance satisfactory to Mortgagee, creating a first priority lien on the Defeasance Deposit and the U.S. Obligations (hereinafter defined) purchased on behalf of Mortgagor with the Defeasance Deposit in accordance with this provision of this paragraph (the "Security Agreement");

     (b) a release of the Mortgaged Property from the lien of this Mortgage (for execution by Mortgagee) in a form appropriate for the jurisdiction in which the Mortgaged Property is located;

     (c) an officer's certificate of Mortgagor certifying that the requirements set forth in this subparagraph (a) have been satisfied;

     (d) an opinion of counsel for Mortgagor in form satisfactory to Mortgagee stating, among other things, that Mortgagee has a perfected first priority security interest in the Defeasance Deposit and the U.S. Obligations purchased by Mortgagee on behalf of Mortgagor;

     (e) evidence in writing from the applicable Rating Agencies to the effect that such release will not result in a requalification, reduction or withdrawal of any rating in effect immediately prior to such defeasance for any securities issued in connection with a Secondary Market Transaction; and

     (f) such other certificates, documents or instruments as Mortgagee may reasonably request.

     In connection with the conditions set forth in subparagraph (a)(v) above, Mortgagor hereby appoints Mortgagee as its agent and attorney-in-fact for the purpose of using the Defeasance Deposit to purchase U.S. Obligations which provide payments on or prior to, but as close as possible to, all successive scheduled payment dates after the Release Date upon which interest and principal payments are required under the Note (including the amounts due on the Maturity Date) and in amounts equal to the scheduled payments due on such dates under the Note (the "Scheduled Defeasance Payment@'). Mortgagor, pursuant to the Security Agreement or other appropriate document, shall authorize and direct that the payments received from the U.S. Obligations may be made directly to Mortgagee and applied to satisfy the obligations of the Mortgagor under the Note.

     (b) Upon compliance with the requirements of this paragraph, the Mortgaged Property shall be released from the lien of this Mortgage and the pledged U.S. Obligations shall be the sole source of collateral securing the Note. Any portion of the Defeasance Deposit in excess of the amount necessary to purchase the U.S. Obligations required by subparagraph (a) above and satisfy the Mortgagor's obligations under this paragraph shall be remitted to the Mortgagor with the release of the Mortgaged Property from the lien of this Mortgage. In connection with such release, Nomura Asset Capital Corporation ("NACC") shall establish or designate a successor entity (the "Successor Mortgagor") and Mortgagor shall transfer and assign all obligations, rights and duties under and to the Note together with the pledged U.S. Obligations to such Successor Mortgagor. The obligation of NACC to establish or designate a Successor Mortgagor shall be retained by NACC notwithstanding the sale or transfer of this Mortgage unless such obligation is specifically assumed by the transferee. Such Successor Mortgagor shall assume the obligations under the Note and the Security Agreement and Mortgagor shall be relieved of its obligations thereunder. The Mortgagor shall pay $1,000 to any such Successor Mortgagor as consideration for assuming the obligations under the Note and the Security Agreement. Notwithstanding anything in this Mortgage to the contrary, no other assumption fee shall be payable upon a transfer of the Note in accordance with this paragraph, but Mortgagor shall pay all costs and expenses incurred by Mortgagee, including Mortgagee's attorneys' fees and expenses, incurred in connection with this paragraph.

     (c) For purposes of this paragraph, the following terms shall have the following meanings:

     (i) The term "Defeasance Deposit" shall mean an amount equal to the remaining principal amount of the Note, the Yield Maintenance Premium, any costs and expenses incurred or to be incurred in the purchase of U.S. Obligations necessary to meet the Scheduled Defeasance Payments and any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection with the transfer of the Note or otherwise required to accomplish the agreements of this Paragraph 57;

     (ii) The term "Yield Maintenance Premium" shall mean the amount (if any) which, when added to the remaining principal amount of the Note, will be sufficient to purchase U.S. obligations providing the required Scheduled Defeasance Payments; and

     (iii) The term "U.S. Obligations" shall mean direct noncallable obligations of the United States of America

     58. Certain Hotel Covenants. Mortgagor further covenants and agrees with Mortgagee as follows:

     (a) Mortgagor shall cause the hotel located on the Mortgaged Property to be operated pursuant to the License Agreement and the Management Agreement.

     (b)  Mortgagor shall:

     (i) promptly perform and/or observe all of the covenants and agreements required to be performed and observed by it under the License Agreement and the Management Agreement and do all things necessary to preserve and to keep unimpaired its material rights thereunder;

     (ii) promptly notify Mortgagee of any default under the License Agreement or the Management Agreement of which it is aware;

     (iii) promptly deliver to Mortgagor a copy of each financial statement, business plan, capital expenditures plan, notice, report and estimate received by it under the License Agreement or the Management Agreement; and

     (iv) promptly enforce the performance and observance of all of the covenants and agreements required to be performed and/or observed by the franchiser under the License Agreement and the manager under the Management Agreement.

     (c)  Mortgagor shall not, without Mortgagor's prior consent:

     (i) surrender, terminate or cancel the License Agreement or the Management Agreement;

     (ii) reduce or consent to the reduction of the term of the License Agreement or the Management Agreement;

     (iii) increase or consent to the increase of the amount of any charges under the License Agreement or the Management Agreement; or

     (iv) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, the License Agreement or the Management Agreement in any material respect.

     (d) Mortgagor shall not, without Mortgagee's prior consent, enter into transactions with any affiliate, including without limitation any arrangement providing for the managing of the hotel on the Mortgaged Property, the rendering or receipt of services or the purchase or sale of inventory, except any such transaction in the ordinary course of business of Mortgagor if the monetary or business consideration arising therefrom would be substantially as advantageous to Mortgagor as the monetary or business consideration that would obtain in a comparable transaction with a person not an affiliate of Mortgagor.

     (e) Mortgagor shall achieve and within forty-five (45) days of the end of each calendar quarter provide evidence to Mortgagee of the achievement of a Debt Service Coverage Ratio for the Mortgaged Property of not less than 1.2 to 1 .0. For purposes of this Mortgage, "Debt Service Coverage Ratio" shall mean a ratio in which:

     (i) the first number is the sum of pre-tax income from normal hotel operations of the Improvements as set forth in the quarterly statements provided pursuant to Paragraph 18 hereof (and compared against the annual statements for the operation of the Improvements as required under paragraph
18), without deduction for (A) actual management fees paid in connection with the operation of the Improvements, (B) franchise and/or license fees, (C) debt service on the Note, calculated based upon the preceding twelve (12) months, plus interest expense and non-cash expenses or allowances for depreciation and amortization of the Mortgaged Property for said period, or
(D) any amounts paid or payable as distributions or other payments to partners (to the extent not otherwise deducted in determining pretax income, but whether or not classified as an expense according to generally accepted accounting principles), less (1) management fees equal to the greater of (w) assumed management fees of four percent (4%) of total room revenues for said period or (x) the actual management fees, and (2) franchise and/or license fees equal to the greater of (y) assumed franchise and/or license fees of four percent (4%) of total room revenues for said period or (z) the actual franchise and/or license fees; provided, however, that the total amount to be subtracted as management and franchise and/or license fees shall be the higher of the actual combined amount of such fees or 8% of total room revenues for said period; and

     (ii) the second number is the annual aggregate amount of principal and interest payments on the current portion of the long term debt (i.e., obligations that are due more than one (1) year from the date as of which the computation thereof is made) incurred for the benefit of the Mortgaged Property (including debt service on the Note). All calculations of Debt Service Coverage Ratio shall be subject to verification by Mortgagee.

     (f) Mortgagor shall maintain the Management Agreement for the operation of the Mortgaged Property in full force and effect and timely perform all of Mortgagor's obligations thereunder and enforce performance of all obligations of the manager thereunder, and not permit the termination or amendment of such Management Agreement unless the prior written consent of Mortgagee is first obtained. Mortgagor will enter into and cause the manager to enter into an assignment and subordination of such Management Agreement in form satisfactory to Mortgagee, assigning and subordinating the manager's interest in the Mortgaged Property and all fees and other rights of the manager pursuant to such Management Agreement to the rights of Mortgagee. Upon an Event of Default Mortgagor at Mortgagee's request made at any time while such Event of Default continues, shall terminate the Management Agreement and replace the manager with a manager approved by Mortgagee.

     (g) Notwithstanding anything in this Mortgage or the other Loan Documents to the contrary, the declaration of a default by Ramada Franchise Systems, Inc. a Delaware corporation (or its successor in interest, each hereafter referred to as "Ramada"), under that certain License Agreement entered into between Ridgewood Properties, Inc., a Delaware corporation, (as "Licensee"), and Ramada, the Licensee's interest in which has been or is to be assigned to Mortgagor, shall constitute a matured Event of Default under this Mortgage, the Note and the other Loan Documents.

          Special Florida Provisions.

     (a) Future Advances. This Mortgage secures such future or additional advances as may be made by the Mortgagee or the holder hereof, at its exclusive option, to the Mortgagor or its successors or assigns in title, for any purpose, provided that all such advances are made within 20 years from the date of this Mortgage or within such lesser period of time as may be provided by law as a prerequisite for the sufficiency of actual notice or record notice of such optional future or additional advances as against the rights of creditors or subsequent purchasers for valuable consideration to the same extent as if such future or additional advances were made on the date of the execution of this Mortgage. The total amount of indebtedness secured by this Mortgage may be increased or decreased from time to time, but the total unpaid balance so secured at any one time shall not exceed twice the face amount of the Note, plus interest thereon and any disbursements made under this Mortgage for the payment of impositions, taxes, assessments, levies, insurance, or otherwise with interest on such disbursements, plus any increases in the principal balance as the result of negative amortization or deferred interest, if any. All such future advances shall be secured to the same extent as if made on the date of the execution of this Mortgage and this Mortgage shall secure the payment of the Note and any additional advances made from time to time pursuant hereto, all of said indebtedness being equally secured hereby and having the same priority as any amounts advanced as of the date of this Mortgage. It is agreed that any additional sum or sums advanced by Mortgagee shall be equally secured with and have the same priority as the original indebtedness and shall be subject to all of the terms, provisions and conditions of this Mortgage, whether or not such additional loans or advances are evidenced by other promissory notes or other guaranties of Mortgagor and whether or not identified by a recital that it or they are secured by this Mortgage. It is further agreed that any additional promissory note or guaranty or promissory notes or guaranties executed and delivered pursuant to this paragraph shall automatically be deemed to be included in the term "Note" wherever it appears in the context of this Mortgage. Without the prior written consent of Mortgagee, which Mortgagee may grant or withhold in its sole discretion, Mortgagor shall not file for record any notice limiting the maximum principal amount that may be secured by this Mortgage to a sum less than the maximum principal amount set forth in this paragraph.

     IN WITNESS WHEREOF, Mortgagor has executed this instrument the day and year first above written.

                              MORTGAGOR:

                              Ridgewood Orlando, Inc., a Florida
                              corporation



                              By:  /s/ N. R. Walden
                                   N. Russell Walden, President



                              And By:  /s/ Karen S. Hughes
                                   Karen S. Hughes, Secretary




STATE OF GEORGIA
COUNTY OF FULTON


    The foregoing document was acknowledged before me this 28th date of June, 1995, by N. Russell Walden, President and Karen S. Hughes, Secretary of Ridgewood Orlando, Inc., a Florida corporation on behalf of the corporation.
N. Russel Walden and Karen, S. Hughes are either personally known to me or produced Drivers License as identification.


                              /s/ June D. Smith
                              Notary Public, Gwinnett County, Georgia
                              My Commission Expires:  August 6, 1995
                              (SEAL)

EXHIBIT A

Legal Description

A portion of the Southeast quarter of the Northwest quarter of Section 2, Township 21 South, Range 29 East, County of Seminole, State of Florida, more particularly described as follows:

Beginning at the Northwest corner of the Northwest Quarter of the Northeast Quarter of the Southwest Quarter of Section 2, Township 21 South, Range 29 East; thence North 00 degrees 14'19" West 180.52 feet to the True Point of Beginning; thence North 00 degrees 12'19" West 498.38 feet; thence North
58 degrees 53'58" East 148.74 feet; thence North 00 degrees 15'46" West 45 feet; thence North 89 degrees 44'14" East 245.00 feet to a point on the Westerly right-of-way line of Interstate Highway 4; thence South 10 degrees 01'51" West 540.95 feet along said right-of-way line; thence south 06 degrees 48'14" West a distance of 88.05 feet along said right-of-way; thence South 89 degrees 44' 14" West 265.72 feet to the True Point of Beginning.

TOGETHER with all right, title and interest of Grantor in an easement over and upon the following described real property:

The South 180.52 feet of the East 35 feet of the Southeast Quarter of the Southwest Quarter of the Northwest Quarter of Section 2, Township 21 South, Range 29 East, Seminole County, Florida.

AND: The South 180.52 feet of the West 25 feet of the Southwest Quarter of the Southeast Quarter of the Northwest Quarter of Section 2, Township 21 South, Range 29 East, Seminole County, Florida.

AND: That part of the West 25 feet of the Northeast Quarter of the Northeast Quarter of the Southwest Quarter of Section 2, Township 21 South, Range 29 East, Seminole County, Florida, lying North of State Road #434.

AND: That part of the east 35 feet of the Northeast Quarter of the Northwest Quarter of the Southwest Quarter of Section 2, Township 21 South, Range 29 East, Seminole County, Florida, lying North of State Road #434.

FURTHER TOGETHER WITH (a) a non-exclusive perpetual right, privilege and easement to connect and tap into an existing sanitary sewer line located as shown on that certain Special Purpose Sketch prepared for Ridgewood Properties, Inc. ("RPI") by Ganung & Associates, Inc. dated April 13, 1995 and recertified June 12, 1995, (the "Survey"), and to discharge effluent into said sanitary sewer line; (b) a non-exclusive perpetual right, privilege and easement to tap into and use an existing underground water line located as shown on the Survey; (c) a non-exclusive perpetual right, privilege and easement to connect and tie into those certain existing storm sewer lines and facilities located as shown on the Survey together with the right to utilize the storm and surface water drainage and retention system located thereon; PROVIDED, HOWEVER, that RPI and its successors and successors-in-title to the property burdened by said easements shall have and hereby reserve the right to relocate from time to time the sanitary sewer lines, water lines and storm sewer lines and retention area and facilities which are located as shown on the Survey; provided that such relocation shall be at the sole cost and expense of RPI and its successors and successors-in-title to the property burdened by said easements, and shall not interrupt, interfere with or diminish the service provided by such sewer lines, water lines and storm sewer lines and retention facilities. The easements granted in (a) through
(c) above are expressly made SUBJECT TO the rights of Sanlando Utilities Corporation ("Sanlando") under that certain Grant of License between Ridgewood Properties and Sanlando recorded in Official Records Book 1974, Page 1827, of the Public Records of Seminole County, Florida.